UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HEICO CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☑	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

HEICO

2023

Notice of Annual Meeting and Proxy Statement

Notice of
Annual Meeting of Shareholders
To Be Held March 17, 2023
Hotel AKA Brickell, 1395 Brickell Avenue
Miami, FL 33131

ITEMS OF BUSINESS
The Annual Meeting of Shareholders of HEICO Corporation (the “Annual Meeting”), a Florida corporation, will be held on Friday, March 17, 2023 at 10:00 a.m., Eastern Daylight Time, at the Hotel AKA Brickell, 1395 Brickell Avenue, Miami, Florida 33131, for the following purposes:
▪	To elect a Board of Directors for the ensuing year;
▪	To hold an advisory vote on executive compensation;
▪	To hold an advisory vote on the frequency of holding future advisory votes on executive compensation;
▪	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2023; and
▪	To transact such other business as may properly come before the meeting or any adjournments thereof.
Only holders of record of HEICO Corporation Common Stock and Class A Common Stock as of the close of business on January 20, 2023 will be entitled to vote at the Annual Meeting.
You are requested, regardless of the number of shares owned, to sign and date the enclosed proxy and to mail it promptly, or to use the telephone or Internet voting systems set forth in the proxy or the Notice of Internet Availability of Proxy Materials. You may revoke your proxy at any time prior to its use by a revocation in writing to the Corporate Secretary at the Company’s principal executive offices at 3000 Taft Street, Hollywood, Florida 33021 or a later dated proxy that is received in sufficient time by HEICO prior to the Annual Meeting and, if you attend the Annual Meeting, you may vote your shares in person.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ LAURANS A. MENDELSON
Laurans A. Mendelson
Chairman of the Board and
Chief Executive Officer
February 3, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 17, 2023
The accompanying Proxy Statement and the 2022 Annual Report on Form 10-K are available at:
http://www.heico.com
YOUR VOTE IS IMPORTANT

PROXY STATEMENT
This Proxy Statement is furnished to the shareholders of HEICO Corporation (collectively, “HEICO,” “we,” “us,” “our” or the “Company”) in connection with the solicitation of proxies by HEICO’s Board of Directors (the “Board”) for use at the Annual Meeting of Shareholders of HEICO (the “Annual Meeting”) to be held at the Hotel AKA Brickell,1395 Brickell Avenue, Miami, Florida 33131, on Friday, March 17, 2023 at 10:00 a.m. Eastern Daylight Time. If you plan to attend the Annual Meeting, you can obtain directions to the Hotel AKA Brickell from the hotel’s website at https://www.stayaka.com/hotel-aka-brickell. In accordance with the rules of the Securities and Exchange Commission, we are furnishing our proxy materials, including this proxy statement and our Annual Report on Form 10-K, to our shareholders primarily via the Internet. On February 3, 2023, we began mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials that contains instructions on how to access our proxy materials on the Internet. For shareholders who have requested physical copies, this Proxy Statement, form of proxy and Annual Report on Form 10-K are first being mailed to shareholders on or about February 8, 2023.
At the Annual Meeting, the shareholders will be asked to: (1) elect a Board of Directors for the ensuing year; (2) hold an advisory vote on executive compensation; (3) hold an advisory vote on the frequency of holding future advisory votes on executive compensation; (4) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2023; and (5) vote on any other business as may properly come before the meeting or any adjournments thereof.
The Board of Directors of HEICO urges you to promptly date, sign and mail your proxy, or to use the telephone or Internet voting systems set forth in the proxy or the Notice of Internet Availability of Proxy Materials, in the form enclosed with this Proxy Statement, to make certain that your shares are voted at the Annual Meeting. Proxies enclosed, or in other acceptable forms, that are received in time for the Annual Meeting will be voted. However, you may revoke your proxy at any time prior to its use by a revocation in writing to the Corporate Secretary at the Company’s principal executive offices at 3000 Taft Street, Hollywood, Florida 33021 or a later dated proxy that is received in sufficient time by HEICO prior to the Annual Meeting and, if you attend the Annual Meeting, you may vote your shares in person.
If your proxy is received in time for the Annual Meeting, it will be voted in the manner specified by you in the proxy. If you do not specify a choice, the proxy will be voted as indicated in the form of proxy.
We will bear the expense of soliciting proxies in the accompanying form. Solicitations will be by mail and in some cases by telephone and/or email, and our directors, officers and regular employees may solicit proxies personally or by telephone, telegram or special letter. Our directors, officers and regular employees will receive no compensation in connection with the solicitation of proxies. We will also employ D. F. King & Co., 48 Wall Street, New York, New York 10005, to assist in soliciting proxies for a fee of $7,150 plus related out-of-pocket expenses.
Only holders of record of HEICO Common Stock, $0.01 par value per share (“Common Stock”), and Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), as of the close of business on January 20, 2023 (the “Record Date”) will be entitled to vote at the Annual Meeting. On that date, there were outstanding 54,553,440 shares of Common Stock, each entitled to one vote, and 82,157,085 shares of Class A Common Stock, each entitled to 1/10th vote per share.
Voting Requirements
The presence, in person or by proxy, of a majority of the shares of all classes of HEICO’s common stock entitled to vote shall constitute a quorum at the Annual Meeting. If a quorum is present, approval of Proposals 1, 2, 3 and 4 require the affirmative vote of a majority of the shares of all classes of HEICO’s common stock represented at the meeting in person or by proxy and entitled to vote on the subject matter.
A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter (“non-voted shares”). This could occur, for example, when a broker is not permitted to vote shares held in “street name” on certain matters in the absence of instructions from the beneficial owner of the shares. Under the New York Stock Exchange (“NYSE”) rules, a broker does not have the discretion to vote on Proposals 1, 2 and 3. Non-voted shares with respect to a particular matter will be counted for purposes of determining the presence of a quorum but with respect to Proposals 1, 2 and 3 will have no effect on the outcome of such proposals. Under the NYSE rules, a broker has the discretion to vote on Proposal 4. Shares voted to abstain as to a particular matter will be counted for purposes of determining the presence of a quorum and will count as a vote against such matter.
Under the terms of the HEICO Savings and Investment Plan (the “401(k) Plan”), all shares allocated to the accounts of participating employees will be voted or not voted by the trustee of the 401(k) Plan as directed by written instructions from the participating employees, and allocated shares for which no instructions are received and all unallocated shares will be voted by the trustee of the 401(k) Plan in the same proportion as the shares for which instructions are received. Voting instruction cards are being mailed to all participants in the 401(k) Plan. If a participant also owns shares outside the 401(k) Plan, the participant must return both the proxy card and the voting instruction card as indicated on those cards in order to cause all of their shares to be voted in accordance with their instructions. To be assured that the trustee will receive voting instruction cards on a timely basis, voting instruction cards for shares in the 401(k) Plan must be duly signed and received no later than March 13, 2023. The total number of shares in the 401(k) Plan as of the Record Date represents approximately 2.6% of the voting power of all classes of common stock outstanding as of the Record Date and entitled to vote at the Annual Meeting.
Internet Availability of Proxy Materials and Annual Report on Form 10-K
This Proxy Statement and our 2022 Annual Report on Form 10-K are also available on our website at www.heico.com under the heading “Investors.” Our website does not constitute a part of the Proxy Statement.
1

Dear Fellow Shareholder:
Fiscal 2022 was another strong year for HEICO Corporation, as we continued and expanded our growth trend. By the end of the year, we were reporting record quarterly sales and operating income results driven by a mix of organic and acquisition-related growth.
We ended fiscal 2022 with a particularly strong fourth quarter in which our net sales rose 20% percent, to a record $609.6 million, over the $509.4 million in net sales we reported in the prior year’s fourth quarter. For the full fiscal year, our net sales increased 18% to a record $2.208 billion, up from $1.866 billion in fiscal 2021. Notably, in fiscal 2022’s fourth quarter, cash flow provided by operating activities increased 31% to $143.9 million, up from $110.0 million in fiscal 2021’s fourth quarter. For the full year, cash flow provided by operating activities increased 5% to $467.9 million, up from $444.1 million in fiscal 2021.
This growth was underpinned by our adherence to HEICO’s business culture which emphasizes excellence in people, quality, product development, customers and innovation. Our much-admired decentralized operating philosophy empowers our businesses to operate in the most efficient and incentivized manner possible. We remain committed to leaving important business decisions up to the people who are closest to their products or services and customers because we believe this stimulates the best results.
HEICO’s strong performance provided our Board of Directors the confidence in fiscal 2023’s first quarter to declare an 11% increase in our regular semi-annual cash dividend on both classes of HEICO’s common stock, with a payment of $.10 per share made on January 23, 2023. This is HEICO’s 89th consecutive semi-annual cash dividend paid since 1979.
HEICO successfully executed its decades-long and fruitful acquisition strategy in 2022 by either acquiring or agreeing to acquire eight companies, including an agreement in July 2022 to purchase Exxelia International, which acquisition was completed in January 2023. Exxelia is HEICO’s largest ever-acquisition and boasts an impressive footprint with facilities located in five countries-- France, United States, India, Morocco and Vietnam. HEICO intends to continue growing internationally and Exxelia offered us an excellent opportunity to expand our international revenue, engineering and production capabilities.
2	2023 PROXY STATEMENT

We are also proud that we’ve accomplished these successes and extraordinary long-term growth by focusing on bedrock business principles, without following fads or momentarily trendy notions which place politics over shareholders. As you will see in this proxy statement, our businesses have achieved great diversity in our Team Member population by merely following our basic business principles of hiring and promoting the best people for each job. We do not tolerate any form of discrimination, as that would run contrary to our excellence culture and would fail to place the best people in the positions to help us succeed.
Similarly, as you will see on pages 9 through 13, HEICO has for decades-- well before it was popular-- paid close attention to environmental concerns, sustainability and our Team Member’s health and safety. We were not forced by any group or body to do this, but we’ve done it because it was the right thing for our company, shareholders, Team Members, customers and the communities in which we operate.
In 2023 and beyond, we will remain steadfast to these principles and operating methods in order to achieve exemplary results for our shareholders, Team Members and customers. With a very strong outlook for commercial aviation, our largest market, we believe commercial air travel’s ongoing recovery from the COVID-19 pandemic should offer us healthy growth in the years ahead, especially when combined with our well-known product development and market share expansion strategies.
We also believe that our defense products markets offer medium and long-term growth prospects given America’s and its allies’ security needs. Supporting freedom and democracy by designing, building and distributing crucial items employed in defense equipment is a noble activity and this will remain a key HEICO priority. Meanwhile, other markets we serve-- whether they are commercial space, space exploration, earth observation, medical, harsh environment or semiconductor-- offer meaningful long-term growth characteristics and are opportunities for HEICO.
As always, we are filled with the deepest gratitude to our Team Members for the remarkable results they again achieved in 2022 and we know they will achieve in the years ahead. HEICO is fortunate to have such a special group of individuals dedicated to HEICO’s success. We further thank our customers and suppliers for your support, while also thanking the members of our Board of Directors for their guidance, foresight, insight and support.
Sincerely,

Laurans A. Mendelson Chairman and Chief Executive Officer	Eric A. Mendelson Co-President	Victor H. Mendelson Co-President
Certain statements in this management’s message constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO’s actual results may differ materially from those expressed in or implied by those forward-looking statements as a result of factors listed under the heading “Risk Factors” in HEICO’s filings with the Securities and Exchange Commission as may be updated and amended from time to time. Parties receiving these materials are encouraged to review all of HEICO’s filings with the Securities and Exchange Commission, including, but not limited to, filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.
3

OUTSTANDING RESULTS HISTORY
We believe HEICO’s Culture discussed in the opening letter to our fellow shareholders is responsible for HEICO’s extraordinary sales, income and shareholder performance over more than thirty years. The following graphs display that performance and the Shareholder graphs include a comparison to the New York Composite Index, the Dow Jones U.S. Aerospace Index and a group of peer stocks enumerated on page 25. We believe these factors help validate the Board’s policies discussed herein.

The following graph compares the Total Shareholder Return on $100 invested in HEICO Common Stock since October 31, 1990 with the Total Shareholder Return on $100 invested in the NYSE Composite Index and the Dow Jones U.S. Aerospace Index. October 31, 1990 was the end of the first fiscal year following the date the current executive management team assumed leadership of the Company. No Class A Common Stock was outstanding as of October 31, 1990. The NYSE Composite Index measures the performance of all common stocks listed on the NYSE. The Dow Jones U.S. Aerospace Index is comprised of large companies which make aircraft and defense equipment and systems, as well as providers of satellites and spacecraft used for both commercial and defense purposes. The total returns include the reinvestment of cash dividends.

4	2023 PROXY STATEMENT

The following graph compares the Total Shareholder Return on $100 invested in HEICO Common Stock and HEICO Class A Common Stock with the Total Shareholder Return on $100 invested in an Aerospace Company Peer Group for the three-year period from October 31, 2019 through October 31, 2022. The Aerospace Company Peer Group is comprised of thirteen companies used in preparing the Company's fiscal 2022 compensation benchmark analysis. See within the “Determining Compensation Levels” section on page 25 for a list of the company names. The total returns include the reinvestment of cash dividends.

Comparison of Three-Year Cumulative Total Shareholder Return
$160
$140
$120
$100
$80
$60
$40
$20
$0
Dollars
2019
2020
2021
2022
$100.00
$132.40 HEI
$134.27 HEI-A
$94.28 Peer Group
HEICO Common Stock (HEI)
HEICO Class A Common Stock (HEI-A)
Aerospace Company Peer Group (Peer Group)

The following graph compares the Total Shareholder Return on $100 invested in HEICO Common Stock and HEICO Class A Common Stock with the Total Shareholder Return on $100 invested in the NYSE Composite Index and the Dow Jones U.S. Aerospace Index for the three-year period from October 31, 2019 through October 31, 2022. The NYSE Composite Index measures the performance of all common stocks listed on the NYSE. The Dow Jones U.S. Aerospace Index is comprised of large companies which make aircraft and defense equipment and systems, as well as providers of satellites and spacecraft used for both commercial and defense purposes. The total returns include the reinvestment of cash dividends.

Comparison of Three-Year Cumulative Total Shareholder Return
$160
$140
$120
$100
$80
$60
$40
$20
$0
Dollars
2019
2020
2021
2022
$100.00
$132.40 HEI
$134.27 HEI-A
$111.96 NYSE
$84.48 DOW
HEICO Common Stock
HEICO Class A Common Stock
NYSE Composite Index
Dow Jones U.S. Aerospace Index

5

VOTING SECURITIES OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of HEICO Common Stock and Class A Common Stock by (i) each person who is known to us to be the beneficial owner of more than 5% of the outstanding Common Stock or Class A Common Stock; (ii) the Chief Executive Officer, the Chief Financial Officer and the other three most highly compensated executive officers; (iii) each of the members of the Board of Directors; and (iv) all directors and executive officers of the Company as a group. Information regarding our executive officers and directors is as of January 20, 2023 and information regarding certain other 5% shareholders is as of the date indicated in the corresponding footnote. Except as set forth below, the shareholders named below have sole voting and investment power with respect to all shares of Common Stock and Class A Common Stock shown as being beneficially owned by them. Information has been adjusted as necessary for all stock dividends and stock splits.
	Shares Beneficially Owned(2)
	Common Stock		Class A Common Stock
Name and Address of Beneficial Owner(1)	Number	Percent	Number	Percent
(a) Certain beneficial owners:
Mendelson Reporting Group(3)	9,247,276	16.61%	1,102,537	1.34%
Dr. Herbert A. Wertheim(4)	4,110,265	7.53%	6,524,492	7.94%
Blackrock, Inc.(5)	5,120,681	9.39%	4,451,287	5.42%
The Vanguard Group, Inc.(6)	3,346,275	6.13%	7,430,171	9.04%
FMR LLC(7)	—	—	5,149,089	6.27%
Principal Global Investors, LLC(8)	—	—	4,745,691	5.78%
Vulcan Value Partners, LLC(9)	—	—	4,287,667	5.22%
Capital World Investors(10)	3,481,181	6.38%	—	—
(b) Directors:
Thomas M. Culligan(11)	4,624	*	11,577	*
Carol F. Fine(12)	1,795	*	—	—
Adolfo Henriques(13)	4,687	*	30,519	*
Mark H. Hildebrandt(14)	4,624	*	53,740	*
Eric A. Mendelson(15)	2,618,310	4.75%	576,888	*
Laurans A. Mendelson(16)	4,086,246	7.48%	219,529	*
Victor H. Mendelson(17)	2,542,720	4.62%	699,600	*
Julie Neitzel(18)	6,440	*	11,697	*
Dr. Alan Schriesheim(19)	306,557	*	18,266	*
Frank J. Schwitter(20)	2,085	*	843	*
(c) Executive officers listed in Summary Compensation Table who are not directors:
Carlos L. Macau, Jr.(21)	1,870	*	381,464	*
Steven M. Walker(22)	7,824	*	56,790	*
All directors and executive officers as a group (13 persons)(23)	9,629,419	17.24%	1,668,212	2.02%
All directors, executive officers, the HEICO Savings and Investment Plan and the Mendelson Reporting Group as a group(24)	10,915,188	19.55%	2,873,649	3.48%
*	Represents ownership of less than 1%.
(1)	Unless otherwise indicated, the address of each beneficial owner identified is c/o HEICO Corporation, 3000 Taft Street, Hollywood, Florida 33021.
(2)
The number of shares of Common Stock and Class A Common Stock deemed outstanding as of January 20, 2023 includes (i) 54,553,440 shares of Common Stock; (ii) 82,157,085 shares of Class A Common Stock; and (iii) shares issuable upon exercise of stock options held by the respective person or group which are presently exercisable or which may be exercised within 60 days after January 20, 2023 as set forth below. Pursuant to the rules of the

6	2023 PROXY STATEMENT

Securities and Exchange Commission, presently exercisable stock options and stock options that become exercisable within 60 days are deemed to be outstanding and beneficially owned by the person or group for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.
(3)
The Mendelson Reporting Group consists of Laurans A. Mendelson; Eric A. Mendelson; Victor H. Mendelson; LAM Limited Partners (of which 9,500 shares of Common Stock are pledged as collateral for a bank loan), a partnership whose sole general partner is a corporation controlled by Arlene H. Mendelson, the wife of Laurans A. Mendelson; LAM Alpha Limited Partners, a partnership whose sole general partner is a corporation controlled by Laurans A. Mendelson; trusts for the benefit of Victor H. Mendelson’s immediate family members and whose Trustee is Victor H. Mendelson; trusts for the benefit of Eric A. Mendelson’s immediate family members and whose Trustee is Eric A. Mendelson; EAM Management Limited Partners, a partnership whose sole general partner is a corporation controlled by Eric A. Mendelson; Mendelson International Corporation, a corporation whose stock is owned solely by Eric A. and Victor H. Mendelson and whose Chairman of the Board is Laurans A. Mendelson; VHM Management Limited Partners, a partnership whose sole general partner is a corporation controlled by Victor H. Mendelson; the Laurans A. and Arlene H. Mendelson Charitable Foundation, Inc., of which Laurans A. Mendelson is President; The Victor H. Mendelson Revocable Investment Trust, whose grantor, sole presently vested beneficiary and trustee is Victor H. Mendelson; individual Keogh accounts for both Eric A. and Victor H. Mendelson; and shares of both Common Stock and Class A Common Stock owned by the children of both Eric A. and Victor H. Mendelson. Includes 1,121,250 shares of Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 20, 2023, 206,302 shares of Common Stock and 196,426 shares of Class A Common Stock held by the HEICO Savings and Investment Plan, 9,528 shares of Common Stock and 9,366 shares of Class A Common Stock held by the HEICO Leadership Compensation Plan. See Notes (15), (16) and (17) below. The address of the Mendelson Reporting Group is 825 Brickell Bay Drive, 16th Floor, Miami, Florida 33131.

(4)
Based on information in a Schedule 13 D/A filed on January 31, 2020, all shares are beneficially owned by Dr. Herbert A. Wertheim and on behalf of the following entities, all of which have shared voting power and shared dispositive power over the shares listed: Dr. Herbert A. Wertheim Trust (3,984,876 shares of Common Stock and 928,593 shares of Class A Common Stock); Dr. Herbert and Nicole Wertheim Family Foundation, Inc. (90,595 shares of Common Stock and 644,057 shares of Class A Common Stock); Nicole Wertheim, Dr. Herbert A. Wertheim’s wife (114,231 shares of Class A Common Stock); Brookhill Consultants Limited, a Bahamas corporation (9,533 shares of Common Stock and 3,814,696 shares of Class A Common Stock); Brookhill Trust (969,618 shares of Class A Common Stock); Erica Wertheim Zohar Living Trust (15,733 shares of Common Stock and 32,371 shares of Class A Common Stock); The Wertheim Irrevocable Trust #1 (20,926 shares of Class A Common Stock); and the Alexa Ava Zohar Living Trust, the Elan Wertheim Zohar Living Trust, the Ethan Brumer Living Trust, and the Julia Sophie Brumer Living Trust (each with 2,382 shares of Common Stock). The address of Dr. Wertheim is 4470 SW 74th Avenue, Miami, Florida 33155.

(5)
Based on information in Schedules 13G/A filed on January 24, 2023 and February 1, 2022, all shares are beneficially owned by BlackRock, Inc., a parent holding company, and on behalf of its wholly owned subsidiaries (i) BlackRock Life Limited; (ii) Aperio Group, LLC; (iii) BlackRock (Netherlands) B.V.; (iv) BlackRock Institutional Trust Company, National Association; (v) BlackRock Asset Management Ireland Limited; (vi) BlackRock Financial Management, Inc.; (vii) BlackRock Japan Co., Ltd.; (viii) BlackRock Asset Management Schweiz AG; (ix) BlackRock Investment Management, LLC; (x) BlackRock Advisors, LLC; (xi) BlackRock Investment Management (UK) Limited; (xii) BlackRock Asset Management Canada Limited; (xiii) BlackRock (Luxembourg) S.A.; (xiv) BlackRock Investment Management (Australia) Limited; (xv) BlackRock Advisors (UK) Limited; (xvi) BlackRock Fund Advisors; (xvii) BlackRock Asset Management North Asia Limited; (xviii) BlackRock (Singapore) Limited; and (xix) BlackRock Fund Managers Ltd. BlackRock, Inc. has (i) sole dispositive power over 5,120,681 shares, or 9.39%, of Common Stock, and sole voting power over 4,655,322 shares, or 8.53%, of Common Stock and (ii) sole dispositive power over 4,451,287 shares, or 5.42%, of Class A Common Stock, and sole voting power over 3,853,880 shares of Class A Common Stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(6)
Based on information in Schedules 13G/A filed on February 10, 2022, all shares are beneficially owned by The Vanguard Group, Inc., a registered investment adviser. The Vanguard Group, Inc. has shared voting power over 52,312 and 73,445 shares of Common Stock and Class A Common Stock, respectively. The Vanguard Group, Inc. has sole dispositive power over 3,243,081 shares, or 5.94%, of Common Stock and 7,266,915 shares, or 8.85%, of Class A Common Stock. The Vanguard Group, Inc. has shared dispositive power over 103,194 shares of Common Stock and 163,256 shares of Class A Common Stock. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(7)
Based on information in a Schedule 13G/A filed on February 9, 2022, all shares are beneficially owned by FMR LLC, a parent holding company, and on behalf of its wholly owned subsidiaries (i) FIAM LLC IA; (ii) Fidelity Institutional Asset Management Trust Company BK; (iii) Fidelity Management & Research Company LLC IA; (iv) Fidelity Management Trust Company BK; (v) FMR Investment Management (UK) Limited Fl; and (vi) Strategic Advisers LLC IA and by Abigail P. Johnson, who is a Director, the Chairman and the Chief Executive Officer of FMR LLC. FMR LLC has sole voting power over 294,710 shares of Class A Common Stock and sole dispositive power over 5,149,089 shares, or 6.27%, of Class A Common Stock. The address of FMR LLC and Abigail P. Johnson is 245 Summer Street, Boson, Massachusetts 02210.

(8)
Based on information in a Schedule 13G filed on February 15, 2022. All shares are beneficially owned by Principal Global Investors, LLC, a registered investment adviser. The address of Principal Global Investors, LLC is 801 Grand Avenue, Des Moines, IA 50392.

(9)
Based on information in a Schedule 13G filed on February 14, 2022, all shares are beneficially owned by Vulcan Value Partners, LLC, a registered investment adviser. Vulcan Value Partners, LLC has sole voting power over 4,201,205, or 5.11% of Class A Common Stock and sole dispositive power over 4,287,667 shares, or 5.22% of Class A Common Stock. The address of Vulcan Value Partners, LLC is Three Protective Center, 2801 Highway 280 South, Suite 300, Birmingham, AL 35223.

(10)
Based on information in a Schedule 13G/A filed on February 11, 2022, all shares are beneficially owned by Capital World Investors, a registered investment adviser and a division of Capital Research and Management Company, as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., and Capital Group Private Client Services, Inc. The address of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.

(11)	Includes 4,624 shares of Common Stock and 10,354 shares of Class A Common Stock held by the HEICO Leadership Compensation Plan and allocated to Thomas M. Culligan’s account.
(12)
Mrs. Fine is a director standing for election for the first time at the 2023 Annual Meeting. Includes 1,766 shares of Common Stock held in an individual retirement account and 29 shares of Common Stock held by the HEICO Leadership Compensation Plan and allocated to Carol F. Fine’s account.

(13)
Includes 4,624 shares of Common Stock and 23,393 shares of Class A Common Stock held by the HEICO Leadership Compensation Plan and allocated to Adolfo Henriques’ account and 63 shares of Common Stock and 7,126 shares of Class A Common Stock held by a Trust, whose Trustee is Adolfo Henriques.

7

(14)
Includes 4,624 shares of Common Stock and 48,747 shares of Class A Common Stock held by the HEICO Leadership Compensation Plan and allocated to Mark H. Hildebrandt’s account and 3,019 shares of Class A Common Stock held in Irrevocable Trusts, whose trustees are Mark H. Hildebrandt’s wife and daughter.

(15)
Includes 540,625 shares of Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 20, 2023; 392,718 shares of Common Stock held by EAM Management Limited Partners; 427,326 shares of Common Stock held by trusts for the benefit of Eric A. Mendelson’s immediate family members; 196,740 shares of Class A Common Stock held by Mendelson International Corporation; 111,958 shares of Common Stock and 106,608 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to Eric A. Mendelson’s account; 15,227 shares of Common Stock and 10,078 shares of Class A Common Stock held in an individual Keogh account; and 4,522 shares of Common Stock and 5,204 shares of Class A Common Stock owned by Eric A. Mendelson’s children. Also includes 5,456 shares of Common Stock and 9,366 shares of Class A Common Stock held by the HEICO Leadership Compensation Plan and allocated to Eric A. Mendelson’s account. See Note (3) above.

(16)
Laurans A. Mendelson disclaims beneficial ownership with respect to 1,717,928 shares of Common Stock held by LAM Limited Partners (of which 9,500 shares are pledged as collateral for a bank loan), a partnership whose sole general partner is a corporation controlled by Arlene H. Mendelson; 196,740 shares of Class A Common Stock, which are held in the name of Mendelson International Corporation; and 87,996 shares of Common Stock and 4,577 shares of Class A Common Stock, which were donated to and are presently held by the Laurans A. and Arlene H. Mendelson Charitable Foundation, Inc., of which Mr. Mendelson is President. Includes 2,238,686 shares of Common Stock and 16,277 shares of Class A Common Stock held solely by Mr. Mendelson or LAM Alpha Limited Partners. Also includes 40,000 shares of Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 20, 2023 and 1,636 shares of Common Stock and 1,935 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to Laurans A. Mendelson’s account. See Notes (3), (15) and (17).

(17)
Includes 568,140 shares of Common Stock and 137,199 shares of Class A Common Stock held by trusts for the benefit of Victor H. Mendelson’s immediate family members; 540,625 shares of Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 20, 2023; 196,740 shares of Class A Common Stock held by Mendelson International Corporation; 172,515 shares of Common Stock held by VHM Management Limited Partners; 92,708 shares of Common Stock and 87,883 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to Victor H. Mendelson’s account; 28,806 shares of Common Stock and 8,465 shares of Class A Common Stock held by the Victor H. Mendelson Revocable Investment Trust; 4,762 shares of Common Stock and 19,136 shares of Class A Common Stock owned by Victor H. Mendelson’s children; and 921 shares of Common Stock and 16,133 shares of Class A Common Stock held in an individual Keogh account. Also includes 4,072 shares of Common Stock held by the HEICO Leadership Compensation Plan and allocated to Victor H. Mendelson’s account. See Note (3) above.

(18)
Includes 2,263 shares of Common Stock and 9,460 shares of Class A Common Stock held by the HEICO Leadership Compensation Plan and allocated to Julie Neitzel’s account. Also includes 2,400 shares of Common Stock and 1,507 shares of Class A Common Stock held in an individual retirement account. Julie Neitzel disclaims beneficial ownership with respect to 325 shares of Class A Common Stock, which are held by Julie Neitzel’s son.

(19)
Includes 164,893 shares of Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 20, 2023. Also includes 11,333 shares of Common Stock and 6,416 shares of Class A Common Stock held by the HEICO Leadership Compensation Plan and allocated to Dr. Schriesheim’s account and 10,488 shares of Class A Common Stock held by the estate of Dr. Schriesheim’s spouse.

(20)	Includes 243 shares of Class A Common Stock held by Frank J. Schwitter’s spouse.
(21)
Includes 328,850 shares of Class A Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 20, 2023. Also includes 1,870 shares of Common Stock and 1,892 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to Carlos L. Macau, Jr.’s account and 2,000 shares of Class A Common Stock held by Mr. Macau’s sons.

(22)
Includes 32,685 shares of Class A Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 20, 2023. Also includes 7,824 shares of Common Stock and 7,043 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to Steven M. Walker’s account.

(23)
Includes 1,286,143 shares of Common Stock and 361,535 shares of Class A Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 20, 2023. The total for all directors and executive officers as a group (13 persons) also includes 216,770 shares of Common Stock and 206,140 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to accounts of the executive officers pursuant to the plan. Also includes 37,025 shares of Common Stock and 107,736 shares of Class A Common Stock held by the HEICO Leadership Compensation Plan and allocated to the accounts of certain directors pursuant to the plan.

(24)
Includes 9,247,276 shares of Common Stock and 1,102,537 shares of Class A Common Stock owned by the Mendelson Reporting Group and 1,502,539 shares of Common Stock and 1,411,577 shares of Class A Common Stock held by the HEICO Savings and Investment Plan, of which 1,501,941 shares of Common Stock and 1,410,971 shares of Class A Common Stock are allocated to participants in the Plan, including 216,770 shares of Common Stock and 206,140 shares of Class A Common Stock allocated to the directors and executive officers as a group, and of which 598 shares of Common Stock and 606 shares of Class A Common Stock are unallocated as of January 20, 2023.

8	2023 PROXY STATEMENT

ENVIRONMENTAL, SOCIAL, AND
GOVERNANCE FRAMEWORK
HEICO maximizes shareholder value by focusing on building long-term relationships with:
Customers	Team Members, Suppliers, Shareholders	Communities Where We Operate
▪ Generating significant cash flow from operating activities ▪ Treating everyone fairly ▪ Not cutting corners	▪ Retaining customers, Team Members and shareholders, as obtaining new ones is harder than sustaining them ▪ Honest dealings	▪ Ensuring our business is sustainable ▪ Not thinking short-term
GOVERNANCE
HEICO has followed excellent governance practices for decades, as evidenced by the Company’s outstanding results, which include a successful corporate governance record unmarred by the failures experienced at many other companies. This success and sustainability are driven by:
▪	The Board’s and Management’s ownership culture
▪	The Board’s open communication relationship with Management
▪	The Board’s and Management’s Concern for Team Members, as evidenced by, among other things:
▪	HEICO’s very generous 401(k) retirement plan for which nearly all US-based Team Members are eligible
▪	HEICO’s 401(k) fully-funded for all eligible Team Members, even in the difficult Pandemic year
▪	HEICO’s loyalty to Team Members and the Company’s stability
We have very experienced Board Members with expertise across a broad array of subjects, as demonstrated in our Board Talent Matrix below.
Board Talent Matrix
	Aerospace & Defense	Accounting	Banking & Finance	Corporate Governance	General Management	Healthcare	Wealth Management	Law	Manufacturing	Public Companies	Science & Technology
Thomas M. Culligan	X			X	X				X	X	X
Carol F. Fine			X	X	X		X
Adolfo Henriques		X	X	X	X		X			X
Mark H. Hildebrandt		X		X	X	X		X		X
Eric A. Mendelson	X	X	X	X	X				X	X	X
Laurans A. Mendelson	X	X	X	X	X				X	X	X
Victor H. Mendelson	X		X	X	X	X		X	X	X	X
Julie Neitzel		X	X	X	X		X		X	X
Dr. Alan Schriesheim		X		X	X					X	X
Frank J. Schwitter		X		X	X					X
OTHER BOARD AND ETHICS FEATURES
▪	30% is female and other ethnically/racially diverse representation
▪	70% of the Board Members are “independent”
▪	“Key” Board Committees have been fully “independent” for more than 32 years or since their formation
▪ Audit	▪ Compensation	▪ Nominating and Corporate Governance	▪ Stock Option
▪	Engaged and stable Board which sets the example and tone for the rest of the Company
▪	All Board Members are experienced in Governance and General Management through executive positions they’ve held or other board positions
▪	All Directors are elected annually
▪	We do not have a “poison pill”
▪	“Whistle Blower” policy including a 24-hour hotline maintained and monitored by Audit Committee
9

▪	High “INSIDE” ownership
▪	Code of Conduct and Conflict of Interest Policy annual attestations required of management-level Team Members with results reported to and discussed by the Board
▪	Ethics crucial and inherent characteristics
▪	Code of Conduct regularly reviewed and discussed by the Board; posted on HEICO website
▪	HEICO Culture stresses ethical treatment of Team Members, customers and others
▪	Excellent success history
▪	Anti-Corruption policies and practices emphasized
▪	Export Control
WHAT WE DO
Maintain high management and Board stock ownership
Maintain executive compensation aligned with shareholder interests
Recognize that our Team Members are the primary reason for our success
Reduce our own pay in difficult times
Pay cash bonuses to senior management for meeting rigorous growth goals
Require Directors to purchase stock every year
Typically pay our executives with a majority of long-term compensation
Encourage management and Board stability by rewarding excellent performance and ethical behavior with loyalty
Recruit and retain top quality talent by prohibiting any discrimination
Elect all Directors annually
Maintain strong internal controls
Involve Board with cybersecurity and risk management
WHAT WE DON’T DO
Sacrifice long-term potential for short-term gains
Sacrifice our Team Members’ compensation or benefits for short-term savings
Tolerate improper conduct which violates our Code of Conduct or expectations
Have employment agreements with our named executive officers
Pay oversized base salaries
Pay cash bonuses without performance
Reprice stock options without shareholder approval
Force people to retire from their work or our Board due to their age or tenure
Have “golden parachutes”
10	2023 PROXY STATEMENT

HUMAN CAPITAL - A TOP PRIORITY
We believe that our Team Members are HEICO's most important feature, so we place our Team Members first by:
▪	Maintaining a very generous 401(k) retirement plan for nearly all US-based Team Members
▪	Fully funding the 401(k) plan for all eligible Team Members, even during the difficult Pandemic period
▪	Being loyal to our Team Members and emphasizing the Company's stability
▪
Maintaining robust health and safety practices which consistently result in a company-wide OSHA Recordable Workplace Injury Rate that averages around half of the US average for all manufacturing companies

▪	Offering excellent health coverage and benefits to our Team Members
▪	Maintaining strong and competitive compensation practices which provide for regular increases
▪	Rewarding our Team Members for excellent performance with excellent bonus practices
▪	Having an “open door” communication policy for all Team Members to communicate with HEICO's senior management on any subject
▪	Providing Team Members with a 24-hour hotline which is reported to our Board to raise ethical or legal issues
▪	A COVID response group to provide supplies, testing and advice to our subsidiaries
BOARD SERVICE
The Board believes that Directors should both fill an oversight role and provide practical business assistance, along with guidance for the Company’s management. Directors should continue to serve if they can fulfill their duties and provide value to the Company and its shareholders, regardless of their age or tenure on the Board. HEICO’s financial, operational and governance success validates this view.
DIVERSITY AND INCLUSION
HEICO’s success is dependent on attracting and maintaining remarkable talent. We are proud that our talent emanates from a very broad range of races, genders, sexual orientations and national origins. We recruit, hire and retain people based upon their qualifications and will not tolerate any form of discrimination based on race, gender, sexual orientation or national origin. We believe a business cannot succeed if it excludes talent based on prejudiced considerations, so we will not allow that at HEICO. We remain committed to growing our Team Member diversity as we historically have done.
▪	Over half of our Team Members are Hispanic, Black, Asian or members of other minority groups
EXCELLENT SHAREHOLDER ENGAGEMENT
Although our Board, management and Team Members are major HEICO shareholders, we engage weekly with other shareholders and prospective shareholders to explain our Company and to learn about issues which are important to them. In fiscal 2022, we estimate:
▪	We conducted over 200 meetings in person, by phone or video conference with those holding a wide range of share positions
▪	We discuss issues which are important to shareholders, including
▪	Company performance
▪	Industry outlook
▪	Executive compensation
▪	Corporate governance
▪	The HEICO Culture and how we care for Team Members
▪	Climate change
▪	Shareholders expressed overwhelming satisfaction with the Company’s success, its management and Board
11

ENVIRONMENTAL, SAFETY AND HEALTH
Environmental, safety and health leadership are embedded in the HEICO Culture. We have shown leadership in these areas for decades—well before it was popular to do so. Recognizing that we owe our success to our remarkable Team Members, their safety and health are paramount. We are also concerned with reducing our environmental footprint, including our greenhouse gas emissions. Our business operations are expected to follow practices appropriate to their operations to ensure their Team Members’ health and safety, as well as to minimize their impact on the environment and to comply with applicable laws. HEICO’s Board monitors those efforts, which are discussed at every Board meeting. Among our important Environmental, Safety and Health characteristics are:
▪	Our Board’s Environmental Safety and Health (E,S & H) Committee was formed thirty years ago-- in 1992-- to ensure excellence, compliance and a serious focus on these matters
▪	Our E,S & H Committee conducts regular facility site visits
▪	Our E,S & H Committee met four times in fiscal 2022
▪	Our E, S & H Committee provides a report to the full Board at all regular Board meetings
▪	HEICO’s Recordable Injury Rates are consistently around half of national averages
▪	HEICO’s Lost Workday Incidence Rates are consistently less than half of national averages
▪	HEICO’s facilities are super-majority environmentally low-impact locations with nearly all being Small Quantity Generators or Very Small Quantity Generators
▪	Many HEICO facilities are light assembly only and have a very minor environmental footprint
▪	Many HEICO facilities contain “clean room” operations
▪	Several HEICO facilities are distribution-only locations with no manufacturing operations
Various HEICO facilities have undertaken or are undertaking many activities to reduce their environmental and carbon footprints, including, among others:
▪	Extensively engaging in recycling production materials, like metals and electronic components, as well as office items
▪	Reducing reliance on hazardous materials in production operations wherever possible
▪	Numerous HEICO subsidiaries conduct RoHS (“Restriction of Hazardous Substances”) and REACH (“Registration, Evaluation, Authorisation and Restriction of Chemicals”) compliant activities
▪	Switching to clean, aqueous parts degreasing systems where possible
▪	Using lead-free solder wherever possible
▪	Upgrading to SEER 15 or 16, energy efficient air conditioning systems
▪	Replacing lighting to LED where possible, with conversions continuing and motion sensors being installed
▪	Switching to “9/80” or similar work schedules where Team Members work fewer days, but the same hours, as before in order to reduce the commuting footprint
▪	Installing Low water use toilets (e.g., 3/6L Flush) are being installed where possible, along with water-saving devices on water taps
▪	Installing insulation to reduce air conditioning and heating footprints
▪	Reducing paper usage across the company taking actions like making engineering documentation digital and completing management tasks digitally instead of by paper
▪	Using natural light where possible instead of electric lights
▪	Converting to powder coating metal products instead of painting
▪	Designing products which consume less power, like at HEICO’s EMD Technologies subsidiary, whose Epsilon X-ray generator is 92% efficient versus our competitor’s 65% efficient system
▪	Installing water dispensers instead of using water bottles
▪	Reducing packaging materials used
▪	Combining incoming and outgoing shipments when possible
▪	Turning off equipment each day with devices such as a Switched Power Outlet Network
▪	Reducing our scrap rate
▪	Installing air scrubbers over equipment
▪	Installing mist collectors around CNC machining equpiment, along with dust collection equipment around certain operations, like metal sanding
▪	Creating lighter trade show booths and displays in order to reduce the fuel required to ship them
12	2023 PROXY STATEMENT

▪	Encouraging Team Members to carpool or use public transportation
▪	Constructing new building features to contain heat, like entry and exit vestibules
▪	Ensuring office equipment enters “sleep mode” when not in use
▪	Changing to electric forklifts to replace gas-powered and heat-emitting vehicles
▪	Reusing specialized packaging and shipping equipment and products
▪	Order certain materials in truckload quantity to reduce number of shipments
▪	Digitizing invoicing, receiving and financial documentation to reduce use of paper and printing supplies
▪	Replacing plastic water containers and coolers with reverse-osmosis and similar systems
▪	Cease use of throwaway cardboard boxes and institute reusable packaging use
▪	Transitioning to reusable shipping materials
▪	Adjusting interior heating and cooling guidelines to use less energy
▪	Using electric or hybrid company automobiles
▪	Installing electric vehicle charging stations for Team Members to encourage electric vehicle use
▪	Encouraging Team Members to bring their own drinking vessels to work to reduce disposable cup use
▪	Offered dried fettucine pasta noodles which are completely biodegradable as an alternative to plastic stirrers
▪	Reducing gas and electricity usage
▪	Regularly resealing windows and other facility openings
▪	Elimination of lead in screen printing processes
▪	Reducing solvent cleaning tanks
▪	Replacement of high energy-consuming ovens
▪	Waste stream sorting and processing
13

PROPOSAL TO ELECT DIRECTORS
(Proposal No. 1)
Each of the ten individuals named in the table below has been nominated by our Board of Directors for election to the Board at the Annual Meeting to serve until the next Annual Meeting or until their successor is elected and qualified. All of the nominees are currently serving on the Board of Directors. The Board has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.
Each nominee is standing for re-election, except for Mrs. Fine who is standing for election for the first time. After identification by members of the Nominating and Corporate Governance Committee based on their personal knowledge of Mrs. Fine’s business experience, a screening process conducted by the Committee, and upon the Committee's recommendation, the Board unanimously appointed Mrs. Fine as a member of the Board of Directors as of December 23, 2022.
				Board Committees
Name	Age	Corporate Office or Position	Director Since	Executive	Nominating & Corporate Governance	Compensation	Finance/ Audit	Environmental Safety & Health	Stock Option Plan
Thomas M. Culligan	71	Independent Director	2014					X	X
Carol F. Fine	65	Independent Director	2022
Adolfo Henriques	69	Independent Director	2011	X			X
Mark H. Hildebrandt	66	Independent Director	2008		X	X	X		X
Eric A. Mendelson	57	Co-President and Director; President and Chief Executive Officer of the HEICO Flight Support Group	1992					X
Laurans A. Mendelson	84	Chairman of the Board; Chief Executive Officer; and Director	1989	X
Victor H. Mendelson	55	Co-President and Director; President and Chief Executive Officer of the HEICO Electronic Technologies Group	1996					X
Julie Neitzel	63	Independent Director	2014			X	X
Dr. Alan Schriesheim	92	Independent Director	1984	X	X	X	X	X
Frank J. Schwitter	89	Independent Director	2006				X
14	2023 PROXY STATEMENT

Business Experience of Nominees
Thomas M. Culligan Director
Thomas M. Culligan has been in the Aerospace and Defense industry for more than forty years, serving in senior management positions at the Raytheon Company, Honeywell International and McDonnell Douglas Corporation. Prior to that, following his service in the U.S. Air Force, Mr. Culligan was Legislative Director for U.S. Congressman Earl Hutto and Chief of Staff for a Florida Secretary of State. From 2001 until December 2013, Mr. Culligan was Senior Vice President of the Raytheon Company for Business Development and Strategy. He was also concurrently the Chairman and Chief Executive Officer of Raytheon International, Incorporated. In these roles, he was responsible for worldwide sales and marketing, Raytheon’s international business and its government relations and operations. He was also responsible for developing and leading the execution of Raytheon’s business strategy. Prior to joining Raytheon, Mr. Culligan was Honeywell’s Vice President and General Manager of Defense and Space, with worldwide responsibility for all related sales, marketing and government relations. He also directed Honeywell’s aerospace operations in Europe, Russia, the Middle East and Africa. He also held line management and profit and loss responsibilities for the company’s defense aftermarket business and its technical services subsidiary. Before joining Honeywell, Mr. Culligan held executive positions with McDonnell Douglas, including Corporate Vice President of Program Development and Marketing and Vice President and General Manager of Government Affairs. Mr. Culligan is currently retired and serves as a member of the Special Security Agreement Board of SAFRAN, a member of the Board of Directors of CPS Technologies Corporation, a member of the Board of Advisors of M International, and a former member of the Foundation Board of Florida State University. Mr. Culligan is considered an “independent” director under NYSE rules.

Mr. Culligan’s broad and deep Aerospace and Defense industry experience, coupled with his intimate knowledge of international sales, government relations, management practices and general business operations provides important insight and advice to the Board’s activities.

Carol F. Fine Director
Carol F. Fine is a highly accomplished and experienced banker and aviation consultant. During her 37-year banking career, she served in corporate and private banking positions of increasing responsibility at Southeast Bank, First Union, SunTrust Bank, City National Bank of Florida and Northern Trust. Mrs. Fine was Senior Vice President of Northern Trust from November 2018 until March 2021. Aviation has been a significant focus of her banking positions in all of the banking institutions in which she served. In addition, she served for a year as an independent aviation consultant involved with aircraft and airline valuations, along with airline and aviation credit assessments. Mrs. Fine also completed courses at Miami-Dade County’s Aviation Program. Among other sectors, her banking experience included private equity financing, including within HEICO’s markets. Further, Mrs. Fine is active in important non-profit service, as a member of the Health Foundation of South Florida Board of Directors and the Carrfour Supportive Housing, Inc. Board of Directors, where she is also a former Board Chair. Mrs. Fine received her BA from the College of William and Mary, and her IMBA from the University of South Carolina. Mrs. Fine is considered an “independent” director under NYSE rules.

Mrs. Fine’s broad experience in the finance and banking industries is valuable to the Board, especially for governance, oversight, banking and financial matters.
15

Adolfo Henriques Director
Adolfo Henriques has been Vice Chairman of The Related Group, a real estate development company headquartered in Miami, Florida, since January 2017. Previously, Mr. Henriques served as Chairman (from 2014 until 2018), Chief Executive Officer (from 2014 until 2017) and Vice Chairman and President (from 2011 until 2013) of Gibraltar Private Bank and Trust, a private banking and wealth management company. From 2005 until its sale in December 2007, Mr. Henriques was Chairman, President and Chief Executive Officer of NYSE-listed Florida East Coast Industries, having served on its Board since 1998 and having been Chairman of its Audit Committee, as well as a member of its Governance Committee. From 1998 until 2005, he served as Chief Executive Officer of the South Region for Regions Bank (and its predecessor, Union Planters Bank). Prior to joining Regions Bank, Mr. Henriques served in executive capacities at Bank of America’s predecessor banks since 1986, including positions as Chairman of NationsBank in South Florida and Executive Vice President of Barnett Bank. He began his career as a Certified Public Accountant. Mr. Henriques was appointed by the Governor of the State of Florida as Chairman of the Financial Oversight Board for the City of Miami. Mr. Henriques served on the Board of Directors of Boston Private Financial Holdings, Inc. from 2007 until February 2011 when he joined Gibraltar Private Bank and Trust. Mr. Henriques also serves on the Board of Bradesco Bank, Intcomex, Inc. and Doctors Healthcare Plans, Inc. Mr. Henriques is the immediate past Chairman of the Miami-Dade Cultural Affairs Council. Mr. Henriques is considered an “independent” director under NYSE rules.

Mr. Henriques’ broad experience in the finance and banking industries, his history as the CEO of a publicly-held company and his prior board experience is valuable to the Board, especially for governance, oversight, accounting, banking and financial matters.

Mark H. Hildebrandt Director
Mark H. Hildebrandt began his legal career as an Assistant State Attorney at the Miami-Dade State Attorney’s Office. In 1986, Mr. Hildebrandt went into private practice and has been the founding and managing member of Mark H. Hildebrandt, P.A., a law firm located in Miami-Dade County, Florida. He has practiced law continuously for 39 years and specializes in complex corporate litigation and business law. Mr. Hildebrandt is the immediate past Chairman of the Board of Trustees of Mount Sinai Medical Center in Miami Beach, Florida, having served as Chairman for the last four years. Prior to that, he served as Vice Chairman of the Board of Trustees for seven years. In addition, he served from 2007 to 2011 as the President of the Mount Sinai Medical Center Foundation. He is a current member of the Executive Committee of both the Board of Trustees and the Foundation of Mount Sinai Medical Center. Mr. Hildebrandt is the Chairman of the Compensation Committee, a member of the Finance and Investment Committee, a member of the Audit Committee, Chairman of the Trustee Services Committee, and former Chairman of the Finance Committee of the Board of Trustees of the Mount Sinai Medical Center. Mr. Hildebrandt formerly served as a member of the Board of Directors of Easter Seals of Miami-Dade County, Florida, and has served in numerous other local civic posts. Mr. Hildebrandt is considered an “independent” director under NYSE rules.

Mr. Hildebrandt’s significant legal expertise and other business experience assist the Board in evaluating various matters. Given the Company’s complexity and its global activities, Mr. Hildebrandt’s experience in complex commercial litigation, contract and employment disputes, and intellectual property helps the Board evaluate and limit legal exposure, and in so doing, helps protect the Company’s and its shareholders’ interests. Mr. Hildebrandt’s board and related committee experiences at other entities enhances his ability to evaluate business issues, including, healthcare delivery for the Company’s Team Members, among other things.

16	2023 PROXY STATEMENT

Eric A. Mendelson Co-President and Director; President and Chief Executive Officer of the HEICO Flight Support Group
Eric A. Mendelson has been associated with the Company since 1990, serving in various capacities. Mr. Mendelson has served as our Co-President since October 2009 and served as our Executive Vice President from 2001 through September 2009. Mr. Mendelson has also served as President and Chief Executive Officer of the HEICO Flight Support Group since its formation in 1993, as well as President of various Flight Support Group subsidiaries. Mr. Mendelson is a co-founder, and, since 1987, has been Managing Director of Mendelson International Corporation, a private investment company, which is a shareholder of HEICO. He is a member of the Board of Governors, an Ex-Officio Member of the Executive Committee, and Chair of the Civil Aviation Leadership Council of the Aerospace Industries Association (“AIA”) in Washington, D.C., of which HEICO is a member. In addition, Mr. Mendelson is a member of the Advisory Board of Trustees of Mount Sinai Medical Center in Miami Beach, Florida, and a member of the Board of Trustees and a Past Chairman of Ransom Everglades School in Coconut Grove, Florida, as well as a member of the Board of Visitors of Columbia College in New York City. Eric Mendelson is the son of Laurans Mendelson and the brother of Victor Mendelson. Eric Mendelson is considered an “inside” director under NYSE rules.

As the principal architect of the Company’s parts development program since its commencement in 1992 and our Flight Support Group since its creation the following year, Eric Mendelson has unique knowledge in the Federal Aviation Administration-approved aircraft replacement parts industry which the Company pioneered under his leadership. Mr. Mendelson is well versed in the marketplace for the Company’s products and he has deep experience with the Company’s Team Members, customers and shareholders. His 33 years of progressive experience with running and growing the business render him a valuable resource to the Board. Eric Mendelson and his family are significant Company shareholders, which aligns their interests with other shareholders and reflects their commitment to the Company.

Laurans A. Mendelson Chairman of the Board; Chief Executive Officer; and Director
Laurans A. Mendelson has served as our Chairman of the Board since December 1990. He has also served as our Chief Executive Officer since February 1990 and served as our President from September 1991 through September 2009. Mr. Mendelson is a former Chairman and present member of the Board of Trustees, former Chairman and present member of the Executive Committee and a current member of the Society of Mount Sinai Founders of Mount Sinai Medical Center in Miami Beach, Florida. In addition, Mr. Mendelson is a Trustee Emeritus of Columbia University in the City of New York, where he previously served as Trustee and Chairman of the Trustees’ Audit Committee. Early in his career, Mr. Mendelson was a licensed and practicing Certified Public Accountant in the states of Florida and New York, though he no longer practices and his license is inactive. Laurans Mendelson is the father of Eric Mendelson and Victor Mendelson. Laurans Mendelson is considered an “inside” director under NYSE rules.

Mr. Mendelson’s 33 years of solid and successful leadership of the Company, his demonstrated expertise and vast experience in the aerospace and electronic technologies industries and his background in finance, accounting and audit make him ideally suited to serve on the Board. The impact of Mr. Mendelson’s investment and acquisition acumen has led directly to the significant value creation for shareholders through the Company’s substantial growth since 1990; he has a unique ability to recognize and capitalize on growth opportunities at the opportune time. Laurans Mendelson and his family are significant Company shareholders, which aligns their interests with other shareholders and reflects their commitment to the Company.

17

Victor H. Mendelson Co-President and Director; President and Chief Executive Officer of the HEICO Electronic Technologies Group
Victor H. Mendelson has been associated with the Company since 1990, serving in various capacities. Mr. Mendelson has served as our Co-President since October 2009 and served as our Executive Vice President from 2001 through September 2009. Mr. Mendelson has also served as President and Chief Executive Officer of the HEICO Electronic Technologies Group since founding it in September 1996. He served as the Company’s General Counsel from 1993 to 2008 and the Company’s Vice President from 1996 to 2001. In addition, Mr. Mendelson was the Chief Operating Officer of the Company’s former MediTek Health Corporation subsidiary from 1995 until its profitable sale in 1996. Mr. Mendelson is a co-founder, and, since 1987, has been President of Mendelson International Corporation, a private investment company, which is a shareholder of HEICO. Mr. Mendelson is a Trustee of Columbia University in the City of New York, a Trustee of St. Thomas University in Miami Gardens, Florida, a Director of Boys & Girls Clubs of Miami-Dade and is a Director and Past President of the Board of Directors of the Florida Grand Opera. Victor Mendelson is the son of Laurans Mendelson and the brother of Eric Mendelson. Victor Mendelson is considered an “inside” director under NYSE rules.

Mr. Mendelson’s experience and expertise, garnered by serving the Company in a variety of roles over the past 33 years, make him uniquely qualified to serve on the Board because he understands the Company’s operations and strategy very well. As the founder of the Company’s Electronic Technologies Group, he has extensive knowledge and experience, particularly in the electronic technologies, defense and space segments, which have experienced significant growth under his stewardship. Further, as the Company’s former General Counsel for 15 years, he is familiar with the Company’s matters, including contractual relationships, the Company’s numerous acquisitions and legal strategies, all of which is remains involved in. Victor Mendelson and his family are significant Company shareholders, which aligns their interests with other shareholders and reflects their commitment to the Company.

Julie Neitzel Director
Julie Neitzel is a Partner with WE Family Offices, an independent, financial advisory and wealth management firm. Through her diverse background and experience, Ms. Neitzel advises entrepreneurs in areas including acquisition and financing of closely-held businesses, real estate portfolio acquisition and management, finance capital management and estate planning, in addition to other aspects of multi-generational planning. Prior to joining WE Family Offices in January 2013, she served as President of the Miami-based operation of GenSpring Family Offices, a leading wealth management firm for over ten years. Her previous professional roles include Director of Trivest Partners, a private equity firm where she worked on the aviation portfolio company team and other firm matters; President of PLC Investments, a private investment company where she led the firm’s strategy on direct company investments, real estate and global financial market investments, in addition to serving on private company boards. Prior to those positions, she held key management roles with Citicorp, Chase Manhattan Bank and Clark Equipment Company. Throughout her career she has taken on financial, operational, business development and strategic planning leadership roles. Ms. Neitzel is considered an “independent” director under NYSE rules.

Ms. Neitzel brings to the Board extensive knowledge and expertise in acquisitions, business strategy, banking, risk management and finance gained through her many years of experience in the financial and banking advisory industries.

18	2023 PROXY STATEMENT

Dr. Alan Schriesheim Director
Dr. Alan Schriesheim is retired from the Argonne National Laboratory, where he served as Director from 1984 to 1996, and currently holds the distinction of Director Emeritus. From 1983 to 1984, he served as Senior Deputy Director and Chief Operating Officer of Argonne. From 1956 to 1983, Dr. Schriesheim served in a number of capacities with Exxon Corporation in research and administration, including positions as General Manager of the Engineering Technology Department for Exxon Research and Engineering Co. and Director of Exxon’s Corporate Research Laboratories. Dr. Schriesheim is also a member of the Board of the Ann & Robert H. Lurie Children’s Hospital of Chicago, Illinois, the President and Co-Founder of the Chicago Council on Science and Technology, and is a member of the National Academy of Engineering. Dr. Schriesheim is considered an “independent” director under NYSE rules.

Dr. Schriesheim has deep experience and is accomplished in business, science and technology. His background in senior management of organizations involved with advanced technological developments and his advocacy for continuous technology development are important to the Board’s evaluation of the Company’s operations and potential acquisitions. The Board believes that Dr. Schriesheim’s international business experience through numerous economic cycles provides the Board with a stable perspective which is useful in navigating complex business judgments. Through his long service on the Company’s Board, Dr. Schriesheim intimately understands the Company, it’s people and its evolution, rendering him a unique resource to other Board members.

Frank J. Schwitter Director
Frank J. Schwitter served 38 years with Arthur Andersen LLP, where he was a partner and the Managing Director of the Firm’s International Business Program from 1982 to 1996. Mr. Schwitter has been a Partner with the investment firm, 1624 Capital LLC, since February 2013. In 2014, he was appointed to the Accounting and Audit Committee of the New York Athletic Club where he continues to serve as an active member. Mr. Schwitter has also been engaged principally as a consultant for law and accounting firms from 1998 to 2010. From 1996 to 1998, Mr. Schwitter served as Senior Business Advisor and Technical Consultant to Prasetio Utomo & Co. in Indonesia. Mr. Schwitter also served as an officer and director of a number of business organizations including the Foreign Policy Association, the Business Council for International Understanding, Council of the Americas, the Long Island Association of Business and the Huntington Chamber of Commerce. From 1998 to 2003, Mr. Schwitter served on the Technical Standards Committee of the American Institute of Certified Public Accountants (“AICPA”) and he remains a member of the AICPA. Mr. Schwitter is a Certified Public Accountant in New York State. Additionally, Mr. Schwitter is a veteran of the United States Air Force. Mr. Schwitter is considered an “independent” director under NYSE rules.

Mr. Schwitter brings to the Board a wealth of knowledge in finance and accounting at both the domestic and international levels. His prior experience as a partner of one of the largest accounting firms at that time, has provided him with a solid foundation from which to assess and advise on the Company’s internal controls, financial strategy, financial reporting and interactions with the Company’s independent registered public accounting firm. His strong leadership skills, acquired during many years of senior management, are a complement to the Board’s composition.

19

Board Leadership Structure — Very Successful
Within the Board’s purview is the determination as to whether the roles of Chief Executive Officer and Chairman of the Board should be combined or separate. HEICO believes a combined role of Chairman of the Board and Chief Executive Officer, along with Board committees that are chaired by independent directors (with the exception of the Executive Committee chaired by Mr. Laurans Mendelson) is the appropriate leadership structure for the Company at this time, and is one that provides exceptional value to HEICO and its shareholders. Mr. Mendelson has vast expertise in the aerospace, defense and electronics industries and a proven track record of successful leadership, as evidenced by HEICO’s substantial and consistent revenue, net income, cash flow and share value growth in the past 33 years, even though the period saw several economic downturns. The combined role fosters open communication between the Board and management team, provides both groups with unified leadership and promotes efficient development and execution of the Company’s strategic plan.
The independent directors meet as frequently as they desire, but at least once per year, in an executive session while an executive session without management present is included as an option on every regular board agenda. The independent directors elect a presiding director to act as the lead independent director for each executive session among the chairs of the committees of the Board on a rotating basis.
Board Risk Oversight
While the Company’s management team takes primary responsibility for risk management, the Board plays a large role in the oversight, evaluation and strategy for handling the material risks facing the Company. HEICO's operating risks include a variety of risks, both financial and operational, some of which may manifest themselves in unforeseen ways, which may affect our ability to anticipate, fully comprehend, mitigate or respond to them. At regular intervals, HEICO’s management team presents the Board with reports on critical risks currently affecting or have the potential to impact the business. These reports timely identify for the Board the nature of material risks, so they may respond appropriately.
The Board addresses risk management at both the full Board and committee levels. The full Board oversees risks that may impact HEICO and its subsidiaries as a whole, with particular emphasis on operational and strategic risk; while each committee oversees specific areas of risk within its purview. The full Board is responsible for overseeing HEICO’s cybersecurity risks. To this end, the full Board receives regular reports from management on system vulnerabilities and security measures in effect to deter or mitigate breaches or hacking activities. The Finance/Audit Committee is responsible for overseeing HEICO’s financial risks, including the adequacy of internal controls, compliance, financial reporting, and tax positions. To this end, the Finance/Audit Committee meets regularly with the Company’s internal and external auditors to ensure visibility into pending risks and mitigating the financial and non-financial impact of these risks. The Nominating and Corporate Governance Committee is responsible for overseeing the Company’s directorship policies and practices, succession planning and evaluating and recommending qualified Board candidates.
Other Board committees also consider risk areas within their particular subject matter, for example, the Compensation Committee considers the risk areas related to the Company's compensation policy and programs.
Director Independence — 70% Independent
The Board of Directors has determined that Mr. Culligan, Mrs. Fine, Mr. Henriques, Mr. Hildebrandt, Ms. Neitzel, Dr. Schriesheim and Mr. Schwitter have met the standards of independence as set forth in the Company’s Corporate Governance Guidelines, which are consistent with the standards established by the NYSE.
The full Board of Directors discussed and reviewed whether each director was “independent” under NYSE rules. The Board of Directors has used these rules to determine whether each director is independent. These rules state that a director who has a “material” relationship with the Company will be deemed an “inside” or “non-independent” director. As Laurans, Eric and Victor Mendelson are all employed in executive positions with the Company, they are deemed “inside” or “non-independent” directors.
As Mr. Culligan, Mrs. Fine, Mr. Henriques, Mr. Hildebrandt, Ms. Neitzel, Dr. Schriesheim, and Mr. Schwitter and their employers lack material relationships with the Company, they are deemed “independent” under NYSE rules. The Board of Directors reviewed and confirmed these conclusions.
Board Committees
The Board of Directors has the following standing committees: an Executive Committee, a Nominating and Corporate Governance Committee, a Compensation Committee, a Finance/Audit Committee, an Environmental, Safety and Health Committee, and a Stock Option Plan Committee. From time to time, special committees for a limited purpose and duration may be established. Committee member appointments to the standing committees are re-evaluated annually and approved by the Board of Directors at its next regularly scheduled meeting that follows the Annual Meeting of Shareholders. Information regarding each of the standing committees follows.
The Executive Committee has such powers as are delegated by the Board of Directors, which may be exercised while the Board of Directors is not in session, provided such powers are not in conflict with specific powers conferred to other committees or are otherwise contrary to law. The Executive Committee did not meet during fiscal 2022 and its members consist of Mr. Laurans Mendelson (Committee Chairman), Mr. Henriques and Dr. Schriesheim.
Each member of the Nominating and Corporate Governance Committee is “independent” in accordance with the NYSE's listing standards. The Nominating and Corporate Governance Committee assists the Board of Directors in identifying and recommending to the Board qualified individuals to be nominated as directors; makes recommendations concerning committee membership and appointments; periodically reviews and recommends to the Board of Directors updates to the Company’s Corporate Governance Guidelines; assists the Board and the Company in interpreting and
20	2023 PROXY STATEMENT

applying the Company’s Corporate Governance Guidelines and Code of Business Conduct; and oversees the annual evaluation of management and of the Board of Directors. The Nominating and Corporate Governance Committee met three times in fiscal 2022 and its members consist of Mr. Hildebrandt (Committee Chairman) and Dr. Schriesheim.
Prior to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider the existing director’s independence, if required, skills, performance and meeting attendance. The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders (see the caption “Shareholder Proposals and Nominations” contained herein). All candidates will be reviewed in the same manner, regardless of the source of recommendation. In evaluating candidates for potential director nomination, the Nominating and Corporate Governance Committee will consider, among other things, candidates that are independent, if required; who possess personal and professional integrity; have good business judgment, relevant experience and skills; and who would be effective as a director in conjunction with the full Board of Directors in collectively serving the long-term interests of our shareholders. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating and Corporate Governance Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural background and professional expertise, among other factors.
Each member of the Compensation Committee is “independent'' in accordance with the NYSE's listing standards. The Compensation Committee reviews and approves compensation of our officers, key employees and directors. For further information on the Compensation Committee’s processes and procedures for consideration and determination of executive compensation, see the “Compensation Discussion and Analysis” section contained herein. Pursuant to the terms of its charter, the Compensation Committee may form and delegate any or all of its responsibilities to subcommittees, as it deems appropriate. In addition, the Compensation Committee reviews and discusses with management the Compensation Discussion and Analysis and based on the review and discussion, recommends its inclusion in the proxy statement. The Compensation Committee met four times in fiscal 2022 and its members consist of Mr. Hildebrandt (Committee Chairman), Ms. Neitzel, and Dr. Schriesheim. The report of the Compensation Committee regarding the Compensation Discussion and Analysis is contained herein.
Each member of the Finance/Audit Committee is “financially literate” and “independent” in accordance with the NYSE's listing standards. The Finance/Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Securities and Exchange Act of 1934, as amended, oversees the quality and integrity of our accounting, auditing, internal control and financial reporting practices, including the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Finance/Audit Committee also advises the Board of Directors regarding transactions presenting a potential conflict of interest between the Company and any member of the
Board of Directors or any executive officer. The Finance/Audit Committee met four times in fiscal 2022 and its members consist of Mr. Schwitter (Committee Chairman), Mr. Henriques, Mr. Hildebrandt, Ms. Neitzel and Dr. Schriesheim. The Board of Directors has determined that Mr. Schwitter is an “audit committee financial expert,” as defined by the Securities and Exchange Commission. The report of the Finance/Audit Committee is contained herein.
The Environmental, Safety and Health Committee meets with our senior management and oversees compliance in all matters relating to federal and state environmental, safety and health regulations. The Environmental, Safety and Health Committee met four times in fiscal 2022 and its members consist of Dr. Schriesheim (Committee Chairman), Mr. Culligan, Mr. Eric Mendelson, and Mr. Victor Mendelson. The Environmental, Safety and Health Committee also visits our operating locations on a periodic basis.
Each member of the Stock Option Plan Committee is “independent” in accordance with the NYSE's listing standards.The Stock Option Plan Committee administers our stock option plans and has authority to grant options, to determine the persons to whom and the times at which options are granted, and to determine the terms and provisions of each grant. The Stock Option Plan Committee met three times in fiscal 2022 and its members consist of Mr. Hildebrandt (Committee Chairman) and Mr. Culligan.
The Nominating and Corporate Governance Committee, Compensation Committee and the Finance/Audit Committee are governed by written charters relating to corporate governance matters. All Board of Directors Committee Charters, Corporate Governance Guidelines, as well as HEICO’s Code of Business Conduct are located on HEICO’s website at www.heico.com under the Investors tab.
Board Meetings — 100% Attendance
During the fiscal year ended October 31, 2022, the Board of Directors held nine meetings. During fiscal 2022, each director attended 100% of the meetings of the Board of Directors and committees on which they served. While we do not have a formal attendance policy, all of the then nine members of the Board of Directors attended the 2022 Annual Meeting of Shareholders.
No Compensation Committee Interlocks or Insider Participation
Mr. Hildebrandt, Ms. Neitzel and Dr. Schriesheim served as members of the Compensation Committee during fiscal 2022. No member of the Compensation Committee was an officer or employee of the Company during fiscal 2022 or was formerly an officer of the Company. During the fiscal year ended October 31, 2022, none of HEICO’s executive officers served on the board of directors or compensation committee of any other entity whose directors or executive officers served either on HEICO’s Board of Directors or on HEICO’s Compensation Committee.
21

Director Compensation
Effective September 16, 2022, our directors receive an annual retainer of $220,000 and are required to purchase shares of HEICO common stock equivalent to approximately 64% of the annual retainer ($140,000). Prior to September 16, 2022, our directors received an annual retainer of $205,000 and were required to purchase shares of HEICO common stock equivalent to approximately 63% of the annual retainer ($130,000). Directors may purchase these shares on their own behalf or have the Company complete the purchases for them using funds the Company withholds from their retainers.
Directors are paid a fee of $2,000 for each regular Board of Directors meeting attended and members of committees of the
Board of Directors are paid a $10,000 annual retainer for each committee served and $1,200 for attendance at each committee meeting or site visit. In addition, committee chairmen are paid an annual retainer of $10,000 for each committee chaired.
The Directors’ Retirement Plan, which was adopted in 1991 in order to facilitate director retirements and covered our then current directors, was amended as of November 2003 to effectively freeze vested benefits. One of our current ten directors is covered under the Directors’ Retirement Plan and he will receive annually $19,000 payable in quarterly installments. At the election of such director, these quarterly payments begin either at age 70 or upon retirement from the Board of Directors and continue for the same period of time that the participant served on the Board of Directors, not to exceed ten years.
Director Compensation Table
The table below summarizes the compensation paid to our non-employee directors during fiscal 2022.
Name	Fees Earned or Paid in Cash	Option Awards(1)	Non-qualified Deferred Compensation Earnings(2)	All Other Compensation(3)	Total
Thomas M. Culligan	$257,382	$—	$—	$—	$257,382
Adolfo Henriques	250,182	—	—	—	250,182
Mark H. Hildebrandt	313,382	—	—	—	313,382
Julie Neitzel	254,982	—	—	—	254,982
Dr. Alan Schriesheim	304,582	—	—	—	304,582
Frank J. Schwitter	250,182	—	—	—	250,182
(1)
No stock options were granted to any non-employee director in fiscal 2022. As of October 31, 2022, the only non-employee director holding options was Dr. Schriesheim who held options for 199,893 shares of Common Stock (adjusted as necessary for all stock dividends and stock splits).

(2)	There were no above-market or preferential earnings on deferred compensation.
(3)	The aggregate value of perquisites and other personal benefits is less than $10,000 per non-employee director.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES.
22	2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Because our compensation methods and their results have remained essentially the same during the past several years, this Compensation Discussion & Analysis (“CD&A”), which is submitted by the Compensation Committee of the Company’s Board of Directors (the “Committee”), is again substantially similar to the prior year’s CD&A. This CD&A should be read in conjunction with the compensation tables contained elsewhere in this proxy statement. References to our “named executive officers” in this CD&A are to the persons set forth in the compensation tables.
Our shareholders again expressed support for the Company’s compensation approach last year with an approval rate of approximately 89% of votes cast on the matter at our Annual Meeting in 2022 and approved, on an advisory basis, the compensation of our named executive officers. Our shareholders previously adopted an annual interval for “management say on pay.” Our existing compensation policies and decisions are consonant with our compensation philosophy and objectives discussed below and align the interests of our named executive officers with the Company’s short- and long-term goals.
Compensation Background Data
Substantial Growth
For over three decades, the Committee has applied the same deliberate and consistent principles which have succeeded in retaining and incentivizing our management over a long period of time. Accordingly, when setting compensation, the Committee considers the following key facts:
▪	HEICO achieved 22% compound annual growth in Total Shareholder Return(1) from 1990 through October 31, 2022
▪	HEICO achieved 18% compound annual net income growth from fiscal 1990 through fiscal 2022
▪	HEICO achieved 15% compound annual sales growth from fiscal 1990 through fiscal 2022
▪	HEICO achieved 20% compound annual cash flow from operations growth from fiscal 1990 through fiscal 2022
Page 4 helps frame the Committee’s decisions by displaying the net sales and net income growth for the past thirty-two years and the Total Shareholder Return which investors who held HEICO shares would have experienced over the past three years and the past thirty-two years (which includes the time since current management took office). This strong performance is a factor in the Committee’s decisions.
Key Compensation Views
What the Committee Believes
▪	Compensation policies should be simple and clear for the Company, its shareholders and our executives
▪	Complicated compensation methods designed to encourage or discourage specific actions are more likely to lead to unintended adverse consequences than they are to yield successful overall results
▪	A fair and transparent compensation policy builds trust between the Company and its executives, which, in turn, fosters an ethical and honest business culture
Thus, the Committee focuses on the following three clear objectives
▪	Compensate our executives fairly
▪	Motivate our executives to honestly and ethically grow our Company’s profits, cash generation, revenues, and market capitalization over time, not just in the short term
▪	Retain our executives while ensuring our ability to attract new ones as needed
(1)	Total Shareholder Return is the change in share price, as adjusted for stock splits and stock dividends, and all cash dividends, assuming reinvestment of those dividends in our Company’s shares.
23

Compensation Approach Details
▪	Follow a “common sense” approach to compensating our executives
▪	Not based on theory or ornate concepts derived from academic study
▪	Derived from the Committee members’ many years of actual business and practical experience in which they had to design compensation for their own employees
▪	This approach and historical judgment have been very successful for HEICO, with the Company experiencing significant growth over a very long period and usually meeting its shorter-term goals each year
▪	Both long and short-term performance are important
▪	The Committee applied the same judgment in 2022 as in prior years
HEICO’s success and the Committee members’ continuous interaction with the named executive officers are overriding factors in the Committee’s compensation philosophy. Over approximately 32 years, the Board of Directors and Committee members worked with almost all the named executive officers and, a period in which, the Company’s sales grew from just over $26 million in fiscal 1990 to approximately $2.2 billion in fiscal 2022, while our net income from continuing operations grew from just below $2 million to approximately $352 million in the same period. Further, our compound annual growth rate in net sales and net income have equaled 15% and 18%, respectively, since 1990. During this time, our shareholders benefited significantly, as a $100,000 investment in HEICO stock at the time current management took over operation of the business became worth approximately $65.7 million as of October 31, 2022.
Important Considerations and Important Management Characteristics
During this lengthy period of strong performance, the Board of Directors and the Committee became well acquainted with each of the named executive officers and observed the following characteristics about our management team, which strengthened our trust in them and serves to confirm our judgment of how they should be compensated.
▪	Loyalty to the Company, including times when such loyalty harmed the executives’ short-term personal interests
▪
For example, during downturns, the executives favored continued substantial investment in research and product development, including during the Pandemic, which had the effect of reducing their own potential short-term compensation, so that the Company would experience better medium- and long-term growth

▪	During the Pandemic, our executive officers requested that their salaries be reduced
▪	In prior downturns, which were all much milder than the Pandemic, our executive officers insisted on foregoing planned salary increases or bonuses
▪
Management has been careful to maintain conservative debt levels to ensure the Company’s ability to finance acquisitions and growth, and to sustain unimpeded operations during times of severe global distress, such as the Pandemic when numerous commercial airlines filed for bankruptcy, but HEICO maintained a strong balance sheet

▪	Our executive officers developed an ethical and honest culture based on serving our various stakeholders, which is known among our Team Members as the “HEICO Family” culture
▪
As an example, even during a very challenging business year, HEICO made its typical full contribution to all eligible Team Members’ 401(k) retirement plan accounts at a time when many other companies reduced or eliminated them

▪	Executive officers should feel they are being rewarded and recognized properly for their efforts and for their contributions to our Company’s growth
Other Important Factors We Consider
▪	Current management holds a significant financial stake in the Company
▪	Alternate personal business opportunities which our executives could easily pursue
▪	Amounts and types of compensation which other companies pay to their executives
▪	General economic conditions
24	2023 PROXY STATEMENT

▪	The complexity and risks of the executives’ current jobs
▪	Stability from management’s longevity, which benefits employee and customer retention and which secures the HEICO Family culture
Compensation Elements
The Committee consistently breaks executive compensation into the following four primary categories:
▪	Base Salary
▪	Bonus
▪	Stock Options
▪	Retirement-Related/Long-Term Compensation
Further, we believe it is appropriate to allow executives certain modest perquisites as discussed later in this CD&A.
The Committee considers Base Salary, Cash Bonus (which is referred to as Non-Equity Incentive Compensation Plan in the Summary Compensation Table), Retirement-Related/Long-Term Compensation, Director Fees, Insurance Benefits and other perquisites to be cash-based compensation.
Determining Compensation Levels
▪	Independent, third party consultants utilized
▪	The consultants retained by the Committee are independent
▪	They raise no conflict of interest concerns because they provide no other services to HEICO or its executives
The Committee utilizes independent third-party consultants to help us benchmark our compensation views against those of other companies. The consultants were selected based upon their historical use by the Committee and the Committee’s satisfaction with the consultants’ work product. Steven Hall & Partners provided our benchmark analysis of executive base salaries and bonuses paid to executives at other companies with some important characteristics similar to ours. The consultant’s benchmark was comprised of fourteen manufacturing companies, each with at least one significant characteristic similar to one of HEICO’s, such as revenues, market capitalization, profits or industry. The aerospace companies used in the benchmark analysis were: AAR Corp., Aerojet Rocketdyne Holdings, Inc., Barnes Group, Inc., CAE, Inc., Curtiss-Wright Corp., Hexcel Corp., Howmet Aerospace, Inc., Moog, Inc., Teledyne Technologies, Inc., TransDigm Group, Inc., Triumph Group, Inc., ViaSat, Inc. and Woodward, Inc.
Fulcrum Consulting provided the Committee with advice regarding the HEICO Corporation Leadership Compensation Plan (which is further discussed below) and provided the Committee with general advice on benefits policies and conducted actuarial studies for certain benefit plan contributions.
▪
We do not believe that benchmark studies should be the only, or even the determinative, consideration, though they are helpful in providing partial fairness tests for both our Company and its executives and they help us evaluate whether our compensation methods are at least comparable to those of other companies

▪
HEICO’s Board of Directors and management focuses on our profitability, cash flow from operating activities as defined by generally accepted accounting principles (“Cash Flow”) and market capitalization in the belief that these ultimately drive shareholder wealth, rather than by our revenues or number of employees relative to other firms

▪	The Committee incentivizes profitability, Cash Flow and market capitalization growth
▪	Benchmarking studies frequently relate to a company’s size in revenues or employment, instead of its profitability or profit margins
If we were to exclusively follow benchmark studies, we would pay our executives not for the Company’s income, but principally for its revenues and staff size, which would not incentivize our management to focus on the factors which we and they believe to be important, such as Cash Flow, net income, profits and margins, company culture, product line breadth and long-term focus. When we consider the benchmark data, we believe that our executive management team should be compensated in the higher percentile of companies reviewed because of the factors discussed above in this CD&A. The Committee continues to reserve discretion on whether or not to utilize and interpret the benchmark data. We also note that benchmark data can be flawed due to circumstances unique to other companies in a “peer group” and because there are no companies which exactly match the total mix of HEICO’s products, size and financial characteristics.
25

Base Salary
The Committee determines base salary by considering:
▪	Growth in our sales, income and Cash Flow
▪	Historical pay levels
▪	Our business’s complexity
▪	The benchmark analyses previously discussed
▪	The need to offer a fair and competitive base salary versus other income opportunities which executives might have
▪
We also consider the fact that there are other elements in compensation which the Company does not offer to our executives and the compensation elements we do offer which are discussed below (e.g., bonus and retirement/long-term compensation amounts)

Bonus
At each fiscal year’s outset, our executive officers present to the Board of Directors a financial goal or budget for the year. The Committee believes that Mr. Laurans Mendelson should receive a bonus equal to roughly 200% of his eligible compensation and that Messrs. Mendelson (Eric and Victor) and Mr. Macau should receive a bonus equal to roughly 120% of their eligible compensation if the Company meets a budgeted, meaningful growth goal. In 2022, the bonus required 10% growth in the following financial metrics (collectively referred to as the “Financial Metrics”) for fiscal year 2022 as compared to fiscal year 2021:
▪	Net income attributable to HEICO
▪	Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)*
▪	Cash flow from operating activities (“Operating Cash Flow”)
The Committee feels bonuses should be scaled to provide for partial payment if the minimum threshold is met, but the full target is not met, so the Company’s incentive compensation plans provide for this. We also believe that a larger bonus should only be paid if the full target is exceeded; the bonus arrangement provided for such a formula along with a cap on all bonus potential.
Our goal is to provide incentives to management to meet both short and long-term objectives, to be competitive with other income generating opportunities our executives might have and to treat them fairly at all times. We note that our executive officers requested that they receive no bonuses in periods where financial performance failed to meet budgeted goals, even if we grew significantly during the relevant period.
Before setting targets, the Committee also reviews benchmarks and other data provided by our compensation consultants. The Committee also considers the fact that numerous other management-level employees at HEICO are offered bonus opportunities equal to 100% or more of their eligible compensation if their operations meet certain targets and the Committee likes this approach's consistency.
Consistent with our prior practice, the Committee established minimum and maximum target bonus levels for four of the named executives for fiscal 2022. Our Net income attributable to HEICO, EBITDA and Operating Cash Flow targets (collectively referred to as the “Bonus Targets”) in fiscal year 2022 were $334,642,000, $536,098,000 and $488,492,000, respectively, a 10% increase over these Financial Metrics in fiscal year 2021. Recognizing that any increase in these Financial Metrics deserves recognition, but that lower than targeted results deserves less than the targeted bonus, the Committee reduces the bonus from target by 5.0% for every percent that these Financial Metrics were below the target. Conversely, if these Financial Metrics were greater than targeted, the executives’ bonuses could be increased by slightly less than half of the rate by which the bonuses decrease if these Financial Metrics were below the target, or 2.0%, for every percentage point increase in the actual Financial Metrics above the targeted amount. Please see our “Grants of Plan-Based Awards” table below for our threshold, target and maximum rewards levels under the HEICO Corporation 2018 Incentive Compensation Plan (the “2018 Plan”).
Our actual Financial Metrics in fiscal year 2022 increased (decreased) by 5.1%, 10.8% and (4.2%), respectively, over Bonus Targets and were $351,675,000, $593,742,000 and $467,856,000, respectively. Accordingly, since our actual Financial Metrics exceeded our Bonus Targets, the non-equity incentive compensation amounts set forth in the compensation tables below were paid to the named executive officers. The targets were not changed during the year.
Additionally, during fiscal 2022, the Committee approved a cash incentive award for HEICO’s Chairman of the Board and Chief Executive Officer, Laurans A. Mendelson, whereby he would receive a fixed amount of $775,000 cash should our Net income attributable to HEICO in
*	Please see Annex A for a reconciliation of our non-GAAP financial measure.
26	2023 PROXY STATEMENT

fiscal 2022 grow by 5% over our Net income attributable to HEICO in fiscal 2021. Our actual Net income attributable to HEICO in fiscal 2022 grew by approximately 16% over our Net income attributable to HEICO in fiscal 2021 and therefore the cash incentive is included within Laurans A. Mendelson’s non-equity incentive plan compensation amount set forth in the compensation table below.
Stock Options
▪
Stock options align the shareholders’ and option holders’ interests because the option holders do not receive any gain from their options unless the shareholders experience a gain because HEICO’s share price increases

▪
In order for the Class A Common Stock options issued to the named executive officer in fiscal 2022 to achieve the value set forth in the Summary Compensation Table, HEICO’s Class A Common Stock must rise by approximately $44.08, or 36%, from the grant date closing market price

▪	Stock options issued to the named executive officers in fiscal 2022 equal less than 1% of our shares outstanding if all of the options are eventually exercised
▪	Stock options are very important to some executives
Retirement-Related/Long-Term Compensation
▪	We believe our employees, including the named executive officers, should generate retirement funds to ensure that they are not focused on alternative business activities to supplement their incomes
▪	We want HEICO to remain competitive with compensation offered by other employers
▪
We wish to demonstrate good faith to our named executive officers by proactively offering them benefits which are typical in the industry or common among benchmark companies before they have to ask for them

▪	This fosters an environment of mutual trust between the Board of Directors and our employees, including the named executive officers, and serves to enhance the HEICO Family culture
▪
As has been the case in past years, federal tax laws limited the permitted benefits in 2022 to our named executive officers in our 401(k) Plan to a matching rate that was actually less than most of our other employees. Accordingly, our named executive officers were prevented from receiving the maximum percentage benefits available to many other employees under the 401(k) Plan

Since 1985, HEICO has offered its 401(k) Plan to nearly all of our U.S. employees, including our executive officers. As of October 31, 2022, approximately 6,500 current and former employees participated in the 401(k) Plan. Under the 401(k) Plan, employees may elect to defer a portion of their cash compensation into an account within the 401(k) Plan. The amount each employee defers is then matched at a certain rate by HEICO in cash or HEICO stock. Based upon recommendation by management, the Committee approves the matching rate that each of our subsidiaries contributes and the full Board ratifies that rate.
In 2006, the Board approved the HEICO Corporation Leadership Compensation Plan (the “LCP”), which is a nonqualified deferred compensation plan that conforms to Section 409A of the Internal Revenue Code. The LCP is currently available to approximately 425 HEICO employees (and to the Board members). It provides that the participating employees may contribute a portion of their compensation to the LCP and that HEICO will match salary contributions at a specified fraction of each employee’s salary contribution. The matching rate is established by the Committee and ratified by the Board of Directors. In addition, the Committee and Board of Directors retained discretion to contribute additional amounts to each participant’s account in the LCP. As was the case in the prior years, in fiscal 2022, we made the contribution set forth in the compensation tables corresponding to the named executive officers in an effort to “catch up” for retirement benefits not paid to them prior to fiscal 2007. The recommendation from our compensation consultants utilized in part to determine benefit levels were based on the years of service to HEICO by the executives, their ages and their statistically estimated proximity to retirement. Based upon the recommendation of the Committee’s compensation consultants, the contribution to the account of Laurans A. Mendelson was substantially larger than those paid to the other named executive officers as a result of his age and years of service.
Perquisites
Most of our named executive officers and certain other executives who utilize their automobiles, at least in part, for company business have been offered either automobiles or automobile allowances. This practice has been in place for approximately 33 years. To the extent that they use their automobiles for non-company business, they receive a personal benefit which is reported as a taxable benefit. In addition, we pay for life insurance for some of our named executive officers consistent with past practices.
27

The Committee benchmarking analyses and the Committee members’ own experience have led the Committee to conclude these types and amounts of perquisites to be appropriate and customary for executive officers with many other companies.
Management Involvement
It is the Committee’s practice to have our Senior Executive Vice President and our Chief Executive Officer work with our compensation consultants to verify benchmarks on other companies’ practices and, where appropriate, provide updated suggestions for compensation methods. The Committee relied on the independent compensation consultants and management to finalize the benchmark indexes and to exchange information. The Committee then studies and analyzes such information and directs involved management to provide further information as needed, but the Committee retains all discretion over compensation of the Company’s named executive officers, as well as the hiring or termination of all consultants.
Other Compensation Issues
Although approximately 25% of the named executive officers’ compensation was long-term (which consists of stock options, 401(k) Plan and LCP compensation), because the Committee believes it should apply its own judgment and sense of fairness in setting compensation levels, it does not use set formulas to allocate between long-term and currently paid out compensation. The Committee applies this philosophy to the breakdown between cash and non-cash compensation in order to maintain flexibility to incentivize and recognize management based upon their qualitative interactions with us and other shareholders.
What We Evaluate in Setting Policies and Making Compensation Decisions
▪	Cash Flow
▪	Net Income
▪	Operating Income
▪	Revenues
▪	Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)
▪	Whether the company met both quantitative and qualitative goals
▪	Management’s ethical conduct and adherence to our HEICO Family culture
▪	Management’s adherence to corporate policies
▪	Management’s efforts
▪	Management’s work ethic
▪	Our reputation with various stakeholders
▪	Difficulty in managing the business
▪	Our historical performance
▪	Whether failure to meet any goals was the result of completely external factors or management errors
▪	Economic and other external conditions
▪	Acquisitions
▪	Other considerations deemed important from time-to-time
Given the Company’s consistently strong results and the fact that we were able to observe the executives during that time and before that time, we believe that these items above were favorably impacted by the executives and this played a role in our compensation decisions.
Because we want to encourage all of our executive officers to work together as a team and to discourage them from considering their contribution individually, we do not exclusively consider each executive officer’s contribution to our performance or otherwise attempt to break out a value for it. We do not specifically analyze the relationship between compensation of our executive officers and other employees (which
28	2023 PROXY STATEMENT

is sometimes referred to as “pay equity” analysis). We have “clawback” policies which require repayment of compensation as is required by law or regulation. Given that we have not had to restate results of which prior compensation decisions were made, our policies do not extend beyond those contained in laws or other regulations regarding compensation adjustment or recovery. In the event that such a situation does arise, the Committee believes it has adequate remedies and will address it in accordance with applicable laws or regulations as it determines appropriate at that time. The Committee does not separately consider how much compensation amounts are realizable from prior compensation; however, those are factors which the Committee views in the total mix of information when setting compensation. The Committee does, however, consider the impact that our accounting policies have on our overall performance in both cash utilization and accounting terms.
While the Committee considers that our named executive officers hold and have held significant amounts of our stock for decades, we do not require them to own a specific amount of our stock. Our policies direct that members of HEICO’s Board of Directors should purchase HEICO shares equivalent to approximately 64% of their annual Board of Directors retainer. Three of our named executive officers are members of our Board of Directors and all of them have followed that policy. The Committee views ownership of HEICO shares as a commitment to the Company and believes that it should be encouraged.
The named executive officers who also serve on the Company’s Board of Directors receive compensation for their services as Directors commensurate with the independent directors. We believe that this policy, which has been in place for approximately 33 years, is appropriate given the risks and efforts attendant with service on the Board of Directors.
Compensation Risks
Management and the Board of Directors, including the Compensation Committee, consider and discuss the risks inherent in our business, as well as the design of our compensation plans, policies and programs that are intended to further our business objectives. Given the nature of our business, and the material risks we face, we believe that our compensation plans, policies and programs are not reasonably likely to give rise to risk that would have a material adverse effect on our business. We also believe that the mix and design of the elements of our executive compensation do not encourage management to assume excessive risks. Our compensation programs and decisions include qualitative factors which restrain excessive risk taking by management.
Anti-Hedging Policy
HEICO does not have any formal practices or policies regarding the ability of its employees, officers and directors to engage in hedging transactions relating to HEICO stock.
The following report of the Compensation Committee does not constitute soliciting materials and should not be deemed filed or incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate the report by reference in any such filing.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by item 402(b) of Regulation S-K. Based on our review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and be incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022.
Respectfully submitted by the Compensation Committee of the Company’s Board of Directors: Mark H. Hildebrandt (Chairman), Julie Neitzel and Dr. Alan Schriesheim.
29

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table provides the compensation earned by our Chief Executive Officer, Chief Financial Officer and each of the three other most highly compensated executive officers of the Company or its subsidiaries (collectively, the “Named Executive Officers”) during fiscal 2022, 2021 and 2020.
Name and Principal Position	Fiscal Year	Salary(1)	Bonus	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Non-qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Laurans A. Mendelson Chairman of the Board and Chief Executive Officer	2022	$1,267,940	$—	$—	$5,007,531	$—	$2,831,820	$9,107,291
	2021	1,145,753	—	—	5,091,913	—	2,793,865	9,031,531
	2020	1,079,344	—	—	—	—	1,862,421	2,941,765
Carlos L. Macau, Jr. Executive Vice President - Chief Financial Officer	2022	784,015	—	—	972,255	—	621,747	2,378,017
	2021	708,458	—	2,264,500	916,838	—	784,836	4,674,632
	2020	667,395	—	—	—	—	579,201	1,246,596
Eric A. Mendelson Co-President, HEICO Corporation; President and Chief Executive Officer of the HEICO Flight Support Group	2022	1,113,669	—	—	1,381,074	—	1,101,753	3,596,496
	2021	1,006,353	—	6,395,000	1,302,355	—	1,327,401	10,031,109
	2020	948,024	—	—	—	—	816,623	1,764,647
Victor H. Mendelson Co-President, HEICO Corporation; President and Chief Executive Officer of the HEICO Electronic Technologies Group	2022	1,113,669	—	—	1,381,074	—	1,099,633	3,594,376
	2021	1,006,353	—	6,395,000	1,302,355	—	1,018,620	9,722,328
	2020	948,024	—	—	—	—	717,655	1,665,679
Steven M. Walker Chief Accounting Officer	2022	355,970	350,000	286,510	—	—	45,711	1,038,191
	2021	321,670	275,000	—	—	—	44,023	640,693
	2020	303,026	60,000	199,741	—	—	42,156	604,923
(1)
To help reduce the impact from the COVID-19 pandemic, the Named Executive Officers’ Salaries reflect a 20% pay reduction from May 1, 2020 to January 31, 2021. Salary includes amounts deferred by the Named Executive Officer pursuant to the HEICO Corporation Leadership Compensation Plan, a non-qualified deferred compensation plan available to numerous eligible employees, officers and directors. For more information on this plan, see “Non-qualified Deferred Compensation,” which follows below within this Executive Compensation section.

(2)
Amounts stated represent the value of option awards granted to the Named Executive Officer based on the grant date fair value of these awards and are the amounts we will likely recognize as compensation expense over each award’s vesting period, which will likely differ from the actual value that may be realized by the Named Executive Officer. The fair values of the option awards were computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used to value these awards are set forth in Note 11, Share-Based Compensation, of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2022.

(3)
Represents amounts earned by achievement of performance goals during a specified performance period and consists of payments made under the HEICO Corporation 2018 Incentive Compensation Plan (the “2018 Plan”) as described within “Grants of Plan-Based Awards,” which follows below within this Executive Compensation Section.

(4)	There were no above-market or preferential earnings on deferred compensation.
(5)
Amounts principally represent Company contributions to the HEICO Corporation Leadership Compensation Plan, which generally vest over a four-year period and are generally paid at retirement. See the following table titled “All Other Compensation” for an itemized disclosure of this compensation.

30	2023 PROXY STATEMENT

	All Other Compensation
Name	Fiscal Year	Director Fees	Insurance Benefits(1)	Company Contributions to HEICO Savings and Investment Plan (a defined contribution retirement plan)(2)	Company Contributions to HEICO Corporation Leadership Compensation Plan (a deferred compensation plan)(3)	Use of Company Car(4)	Other Perquisites and Personal Benefits(5)	Total
Laurans A. Mendelson	2022	$245,382	$29,896	$14,950	$2,537,989	$3,603	$—	$2,831,820
	2021	212,649	28,062	14,400	2,534,207	4,547	—	2,793,865
	2020	199,000	26,423	14,150	1,618,511	4,337	—	1,862,421
Carlos L. Macau, Jr.	2022	—	50,335	14,950	548,897	7,565	—	621,747
	2021	—	47,370	14,400	716,151	6,915	—	784,836
	2020	—	44,654	14,150	513,102	7,295	—	579,201
Eric A. Mendelson	2022	240,182	52,017	14,950	779,699	14,905	—	1,101,753
	2021	207,709	49,479	14,400	1,041,045	14,768	—	1,327,401
	2020	191,920	48,070	14,150	554,555	7,928	—	816,623
Victor H. Mendelson	2022	241,382	57,084	14,950	779,699	6,518	—	1,099,633
	2021	208,669	54,149	14,400	736,952	4,450	—	1,018,620
	2020	193,120	51,526	14,150	454,555	4,304	—	717,655
Steven M. Walker	2022	—	20,096	14,950	10,665	—	—	45,711
	2021	—	20,019	14,400	9,604	—	—	44,023
	2020	—	18,879	14,150	9,127	—	—	42,156
(1)	Annual life and medical insurance premiums paid by the Company.
(2)	Participation in the HEICO Savings and Investment Plan is available to substantially all U.S. employees of the Company.
(3)	For more information on the HEICO Corporation Leadership Compensation Plan, see “Non-qualified Deferred Compensation,” which follows below within this Executive Compensation section.
(4)	Personal use of Company’s vehicle provided to the Named Executive Officer. The Company reports the personal use of such vehicles as part of each Named Executive Officer’s compensation.
(5)
Our Named Executive Officers personally use the Company’s aircraft, facilities, and from time to time, use tickets for entertainment and other events for personal purposes, and receive occasional secretarial support with respect to personal matters.

In March 2018, our CEO, Laurans A. Mendelson, our Co-Presidents, Eric A. Mendelson and Victor H. Mendelson and our CFO, Carlos L. Macau, Jr. (in each case, the “Lessee”) each entered into a Time-Sharing Agreement with the Company which provides that each of them can lease, for personal or non-business purposes, an aircraft that is possessed and operated by or for the Company. Under these agreements, each Lessee prepays the Company, the aggregate incremental cost of each flight, which is determined by applicable Federal Aviation Regulations and consists of: fuel, oil, lubricants and other additives; travel expenses of the crew, including food, lodging and ground transportation; in-flight food and beverage expenses; hangar and tie-down costs away from the aircraft’s base of operations; insurance obtained for the specific flight; flight planning and weather contract services; passenger ground transportation; landing fees, airport taxes and similar assessments; and customs, foreign permit and similar fees directly related to the flight. In addition, a further charge equal to 100% of the fuel, oil, lubricants and other additives for the trip is to be charged to each Lessee. The Company retains sole discretion to determine what flights may be scheduled by each Lessee and, under the agreement, the Company’s prior planned use of the aircraft takes precedence over each Lessee’s non-business or personal business use. The arrangement helps to offset the cost of the aircraft when it is not being used by the Company. As there is no incremental cost to the Company for the use of the aircraft by the Lessees, no amount has been included in the Summary Compensation Table with respect to such usage. Occasionally, a spouse or other guest may accompany one of these executives when they are using corporate aircraft for business travel. As there is no incremental cost to the Company for the spouse or other guest accompanying the executive on a flight, no amount has been included in the Summary Compensation Table with respect to that usage. However, due to special tax rules regarding personal use of business aircraft, the Lessees may be treated as receiving taxable income when a spouse or guest(s) accompanies one of them on a business trip.
31

Grants of Plan-Based Awards
The 2018 Plan was approved by our Board of Directors and shareholders in fiscal 2018. The 2018 Plan authorizes the Compensation Committee of the Board of Directors to select participants, designate performance periods, authorize performance awards that may be earned by achievement of performance goals during the performance periods, and set the other terms of performance awards. The following table summarizes certain information with respect to grants of awards to the Named Executive Officers of the Company under the 2018 Plan for fiscal 2022.
Name	Grant Date	Share Class(1)	Payouts Under Non-Equity Incentive Plan Awards for Performance at Specified Levels(2)				All Other Option Awards: Number of Securities Underlying Options(4)	Exercise Price of Option Awards(5)	Grant Date Closing Market Price	Grant Date Fair Value of Option Awards(6)
			Threshold	Target	Maximum	Earned(3)
Laurans A. Mendelson	—	—	$2,238,500	$4,070,000	$6,105,000	$4,232,531	—	$—	$—	$—
						775,000
					Total	5,007,531

Carlos L. Macau, Jr.	—	—	514,206	934,920	1,402,380	972,255	—	—	—	—
Eric A. Mendelson	—	—	730,422	1,328,040	1,992,060	1,381,074	—	—	—	—
Victor H. Mendelson	—	—	730,422	1,328,040	1,992,060	1,381,074	—	—	—	—
Steven M. Walker	12/17/2021	CA	—	—	—	350,000	6,500	121.39	121.39	286,510
(1)	“CA” denotes HEICO Class A Common Stock.
(2)
These values represent the threshold, target, and maximum payouts under the 2018 Plan. Please refer to the “Bonus” section of the Compensation Discussion and Analysis contained herein for further information about the 2018 Plan.

(3)
As previously mentioned, Laurans A. Mendelson also received a $775,000 cash incentive award under the 2018 Plan as a result of HEICO’s net income increasing greater than 5% in fiscal 2022 as compared to fiscal 2021.

(4)	The right of the holder to exercise the options vests at the rate of 20% per year over a period of five years from the grant date.
(5)	The fiscal 2022 option awards were granted under the 2018 Plan which defines the exercise price as the closing sale price on the date of grant.
(6)
Represents the grant date fair value of option awards granted to the Named Executive Officer in fiscal 2022. See Note (2) to the Summary Compensation Table above for additional information on how the fair values were computed.

32	2023 PROXY STATEMENT

Outstanding Equity Awards at Fiscal 2022 Year-End
The following table summarizes information regarding equity-based awards held by our Named Executive Officers as of October 31, 2022. Information has been adjusted as necessary for all stock splits. All unexercisable options are subject to a vesting schedule that provides for vesting at the rate of 20% per year over the first five years following the option grant date.
Name	Share Class(1)	Option Grant Date	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date
			Exercisable	Unexercisable
Laurans A. Mendelson	C	3/15/2019	20,000	40,000	$91.13	3/15/2029
Carlos L. Macau, Jr.	CA	6/10/2013	61,036	—	$15.45	6/10/2023
	CA	6/8/2015	48,829	—	$24.91	6/8/2025
	CA	12/14/2015	48,829	—	$22.20	12/14/2025
	CA	3/17/2017	97,656	—	$38.37	3/17/2027
	CA	3/16/2018	50,000	12,500	$56.24	3/16/2028
	CA	9/24/2021	10,000	40,000	$120.32	9/24/2031
Eric A. Mendelson	C	6/8/2015	97,656	—	$29.67	6/8/2025
	C	12/14/2015	97,656	—	$24.95	12/14/2025
	C	3/17/2017	195,313	—	$44.96	3/17/2027
	C	3/16/2018	100,000	25,000	$70.66	3/16/2028
	C	9/24/2021	25,000	100,000	$134.70	9/24/2031
Victor H. Mendelson	C	6/8/2015	97,656	—	$29.67	6/8/2025
	C	12/14/2015	97,656	—	$24.95	12/14/2025
	C	3/17/2017	195,313	—	$44.96	3/17/2027
	C	3/16/2018	100,000	25,000	$70.66	3/16/2028
	C	9/24/2021	25,000	100,000	$134.70	9/24/2031
Steven M. Walker	CA	9/23/2013	12,208	—	$20.89	9/23/2023
	CA	6/8/2015	9,766	—	$24.91	6/8/2025
	CA	12/12/2016	11,719	—	$34.74	12/12/2026
	CA	6/11/2018	6,000	1,500	$62.68	6/11/2028
	CA	12/13/2019	2,600	3,900	$97.00	12/13/2029
	CA	12/17/2021	—	6,500	$121.39	12/17/2031
(1)	“C” denotes HEICO Common Stock and “CA” denotes HEICO Class A Common Stock.
33

Option Exercises During Last Fiscal Year
The following table provides information concerning stock options exercised during fiscal 2022 by our Named Executive Officers. Information has been adjusted as necessary for all stock dividends and stock splits.
		Option Awards
Name	Share Class(1)	Number of Shares Acquired on Exercise	Value Realized on Exercise(2)
Laurans A. Mendelson	CA	40,000	$2,100,800
Carlos L. Macau Jr.	—	—	—
Eric A. Mendelson	C	122,070	15,028,062
	CA	122,070	13,841,505
Victor H. Mendelson	C	122,070	15,028,062
	CA	122,070	13,841,505
Steven M. Walker	—	—	—
(1)	“C” denotes HEICO Common Stock and “CA” denotes HEICO Class A Common Stock.
(2)	Value realized is equal to the fair market value of the Company’s common stock on the exercise date, less the exercise price, multiplied by the number of shares acquired.
Non-qualified Deferred Compensation
The HEICO Corporation Leadership Compensation Plan (“LCP”) was established in fiscal 2006 and is a non-qualified deferred compensation plan that conforms to Section 409A of the Internal Revenue Code. The LCP provides our eligible employees, officers, and directors the opportunity to voluntarily defer base salary, bonus payments, commissions, long-term incentive awards and director fees, as applicable, on a pre-tax basis. We match 50% of the first 6% of base salary deferred by each participant. While we have no obligation to do so, the LCP also provides us the opportunity to make discretionary contributions to a participant’s account. The discretionary contributions generally vest over a four-year period and are generally paid at retirement.
Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year(1)	Aggregate Losses in Last Fiscal Year(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(3)
Laurans A. Mendelson	$75,978	$2,537,989	($13,193,149)	$—	$35,830,999
Carlos L. Macau, Jr.	241,431	548,897	(2,391,183)	(709,276)	7,769,099
Eric A. Mendelson	66,734	779,699	(2,450,885)	—	16,882,898
Victor H. Mendelson	66,734	779,699	(3,105,140)	—	14,328,551
Steven M. Walker	70,551	10,665	(237,926)	(61,254)	1,171,675
(1)
Includes discretionary contributions of $2,500,000, $525,407, $746,332 and $746,332 to Laurans A. Mendelson, Carlos L. Macau, Jr., Eric A. Mendelson and Victor H. Mendelson, respectively. Amounts also include matching contributions of $37,989, $23,490, $33,367, $33,367, and $10,665, to Laurans A. Mendelson, Carlos L. Macau, Jr., Eric A. Mendelson, Victor H. Mendelson, and Steven M. Walker, respectively. The aggregate of these contributions is also reported in the column titled “Company Contributions to HEICO Corporation Leadership Compensation Plan” in the “All Other Compensation” table which supplements the “Summary Compensation Table.”

(2)
These amounts are not “above-market” or “preferential earnings” and therefore are not reported in the “Summary Compensation Table.” The earnings in the LCP for each executive officer reflect investment returns that were generated from self-directed investments by the executive officers of all amounts in the plan held for those executive officers, including contributions by both the Company and the executive officers in the last fiscal year and prior years.

(3)
Of these aggregate balances, which reflect any aggregate withdrawals/distributions, the following amounts were reported as compensation to the Named Executive Officers in the Summary Compensation Tables in our previous proxy statements beginning with the fiscal 2007 proxy statement: Laurans A. Mendelson $19,226,540; Carlos L. Macau, Jr. $5,090,408; Eric A. Mendelson $9,394,707; Victor H. Mendelson $8,479,367 and Steven M. Walker $289,450.

34	2023 PROXY STATEMENT

Potential Payments Upon Termination or Change in Control
As of October 31, 2022, the Company had the following lump sum payment obligations, under the LCP as described above, to its Named Executive Officers upon a change in control or termination: Laurans A. Mendelson $35,830,999; Carlos L. Macau, Jr. $7,769,099; Eric A. Mendelson $16,882,898 and Victor H. Mendelson $13,368,112. As of October 31, 2022, the Company’s payment obligation under the LCP to Steven M. Walker upon a change in control was $0 and upon termination was $1,171,675.
The unexercisable (unvested) options held by the Named Executive Officers as detailed in “Outstanding Equity Awards at Fiscal 2022 Year-End” would become immediately vested and exercisable upon (i) a change in control of the Company, (ii) the liquidation or dissolution of the Company, or (iii) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive or the shares are exchanged for or converted into cash or securities issued by another entity, or an affiliate of such successor or acquiring entity, unless the successor or acquiring entity, or an affiliate thereof, assumes the option or substitutes an equivalent option or right pursuant to Section 10(c) of the Company’s 2018 Incentive Compensation Plan, (each, an “Acceleration Event”). As of October 31, 2022, the value of this acceleration to the Named Executive Officers upon an Acceleration Event was: Laurans A. Mendelson $2,860,400, Carlos L. Macau, Jr. $1,167,450, Eric A. Mendelson $5,093,500, Victor H. Mendelson $5,093,500 and Steven M. Walker $253,515. The value of the accelerated vesting of the unexercisable options was calculated by aggregating the difference between the closing price of the applicable share class as of October 31, 2022 and the exercise price of such unexercisable option multiplied by the number of options for the applicable share class.
CEO Pay Ratio
Pursuant to Item 402(u) of SEC Regulation S-K, we are required to disclose the ratio of the compensation of our Chief Executive Officer to the compensation of our median employee during fiscal 2022. SEC rules permit us to use the median employee that was identified in connection with the prior year’s pay ratio disclosure for purposes of this year’s disclosure as well, provided there have been no changes to our employee population or employee compensation arrangements that we reasonably believe would significantly affect our pay ratio disclosure. During fiscal 2022, there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. However, we concluded it would no longer be appropriate to use the employee identified in fiscal 2021 as the median employee in fiscal 2022 because of a change in the original median employee’s circumstances that makes such employee no longer a representative employee. Accordingly, as permitted by SEC rules, we identified another median employee for fiscal 2022 whose fiscal 2021 compensation was substantially similar to the original median employee based on the compensation analysis used to select the original median employee.
To calculate the annual total compensation of our median employee, we identified and calculated the elements of such employee’s fiscal 2022 compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. Based on the aforementioned methodology, we determined that the fiscal 2022 median total annual compensation of our median employee was $56,201. As reported in the Summary Compensation Table, the fiscal 2022 annual total compensation for Mr. Mendelson was $9,107,291 resulting in a pay ratio of 162:1.
Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
35

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proposal No. 2)
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, HEICO’s shareholders may cast an advisory and non-binding vote at the Annual Meeting in relation to the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with Section 14A of the Exchange Act. As approved by our shareholders at the 2017 Annual Meeting, we conduct this non-binding vote on an annual basis (See Proposal No. 3).
This proposal is set forth in the following resolution:
RESOLVED, that HEICO Corporation’s shareholders approve, on an advisory basis, the Company’s named executive officers’ compensation, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement.
As described more fully in the Compensation Discussion and Analysis, the Compensation Committee believes that our compensation policies, which provide clear and simple objectives, will yield the best results.
Our objectives are:
1.	Compensate our executives fairly;
2.	Motivate our executives to honestly and ethically grow our Company’s profits, cash generation, revenues, and market capitalization over time, not just in the short term; and
3.	Retain our executives and have the ability to attract new ones as needed.
Our executive compensation program’s success is evidenced by the Company’s strong growth and financial performance for over 32 years, commencing in 1990 when the current management team took over the Company’s operations. Our sales from continuing operations have grown from just over $26 million in fiscal 1990 to approximately $2.2 billion in fiscal 2022, representing a compound annual growth rate of approximately 15%. During the same period, we improved our net income from just below $2 million to approximately $352 million, representing a compound annual growth rate of approximately 18%. We also note that, during this time, our shareholders have benefited significantly, with a $100,000 investment in HEICO at the time current management took over operation of the business becoming worth approximately $65.7 million as of October 31, 2022, which is an approximately 22% compound annual growth rate.
Further, our executive officers have acted in good faith and insisted, without any external requests, on significant salary reductions during much of the Pandemic until the business outlook improved.
Our executive compensation program is structured to align the interests of our executive officers (some of whom are significant Company shareholders) with those of our other shareholders and to fairly reward them for creating shareholder value and for achieving our business objectives. The Compensation Discussion and Analysis set forth on pages 23 - 29 of this Proxy Statement explain our successful compensation philosophy in great detail.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” APPROVAL OF THE COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT IN ACCORDANCE WITH SECURITIES AND EXCHANGE COMMISSION RULES.
36	2023 PROXY STATEMENT

ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
(Proposal No. 3)
The Dodd-Frank Act also states that HEICO shareholders may cast an advisory vote on how frequently they would like an advisory vote on the compensation of our named executive officers to be held. This non-binding, advisory vote provides shareholders the opportunity to indicate whether they prefer an advisory vote on named executive officer compensation once every one, two, or three years (or to abstain from voting). We are required under the Dodd-Frank Act to solicit shareholder preferences regarding the frequency of future advisory votes on executive compensation at least once every six years.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR “ONE YEAR” FOR THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.
37

FINANCE/AUDIT COMMITTEE REPORT
The following report of the Finance/Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate the report by reference in any such filing.
The Finance/Audit Committee (the “Audit Committee”) of the Board of Directors is composed entirely of five non-employee and independent directors. The Board of Directors has determined that each member of the Audit Committee is “financially literate” and “independent” in accordance with the New York Stock Exchange’s listing standards and that Mr. Schwitter is an “audit committee financial expert,” as defined by the Securities and Exchange Commission (the “Commission”).
The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibility for overseeing the quality and integrity of the Company’s accounting, auditing, internal control and financial reporting practices and other duties as directed by the Board of Directors. The Audit Committee’s full responsibilities are set forth in its formal written charter, which is available on HEICO’s website at www.heico.com.
Management is responsible for the Company’s financial reporting process, including establishing and maintaining its internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit in accordance with standards of the Public Company Accounting Oversight Board (the “PCAOB”) and for expressing an opinion as to whether those financial statements are, in all material respects, presented fairly in conformity with accounting principles generally accepted in the United States of America. Deloitte & Touche LLP is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting based on its audit. The Audit Committee is responsible for monitoring and reviewing these processes, acting in an oversight capacity relying on the information provided to it and on the representations made by management and the independent registered public accounting firm. The internal auditors are responsible to the Audit Committee and the Board for testing the financial accounting and reporting control systems and such other matters as the Audit Committee and Board determine.
As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended October 31, 2022 and discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the PCAOB and the Commission. The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed and considered the independence of Deloitte & Touche LLP with representatives of Deloitte & Touche LLP, reviewing as necessary all relationships and services which might bear on the objectivity of Deloitte & Touche LLP. Deloitte & Touche LLP was provided with full access to the Audit Committee to meet privately and was encouraged to discuss any matter it desired with the Audit Committee or the full Board of Directors.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended October 31, 2022, for filing with the Securities and Exchange Commission.
Respectfully Submitted by the Finance/Audit Committee of the Company’s Board of Directors: Frank J. Schwitter (Chairman), Adolfo Henriques, Mark H. Hildebrandt, Julie Neitzel and Dr. Alan Schriesheim.
38	2023 PROXY STATEMENT

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 4)
The Finance/Audit Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2023. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1990.
Shareholder ratification of this selection is not required by our By-laws or otherwise. However, the Finance/Audit Committee and full Board of Directors are requesting that shareholders ratify this appointment as a means of soliciting shareholders’ opinions and as a matter of good corporate governance. If the shareholders do not ratify the selection, the Finance/Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Finance/Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such change would be in the best interests of the Company and its shareholders.
One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting on March 17, 2023. The representatives will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from shareholders.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2023.
Principal Accounting Firm Fees
The following table presents the aggregate fees billed to the Company by Deloitte & Touche LLP during the fiscal years ended October 31, 2022 and 2021:
	2022	2021
Audit fees(1)	$3,535,200	$3,192,000
Audit-related fees(2)	25,000	—
Tax fees(3)	143,550	154,081
All other fees	—	—
	$3,703,750	$3,346,081
(1)
Audit fees consist of fees billed for services rendered for the annual audit of our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, the review of our condensed consolidated financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees billed in connection with a Form S-3 registration consent.
(3)	Tax fees consist of fees billed for tax advisory services principally pertaining to certain transfer pricing analyses.
Pre-approval of Services Provided by the Independent Registered Public Accounting Firm
The Finance/Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. The Finance/Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the fiscal year as outlined in an engagement letter proposed by the independent registered public accounting firm. For permissible non-audit services, management will submit to the Finance/Audit Committee, at least annually, a list of services and a corresponding budget estimate that it recommends the Finance/Audit Committee engage the independent registered public accounting firm to provide. To facilitate the prompt handling of certain unexpected matters, the Finance/Audit Committee delegates to its Chairman the authority to approve in advance all audit and non-audit services below $50,000 to be provided by the independent registered public accounting firm if presented to the full Finance/Audit Committee at the next regularly scheduled meeting. The independent registered public accounting firm and management will routinely inform the Finance/Audit Committee as to the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy and the fees incurred for the services performed to date. All services provided by Deloitte & Touche LLP for fiscal 2022 and 2021 were pre-approved by the Finance/Audit Committee.
39

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Finance/Audit Committee advises the Board of Directors regarding potential transactions between the Company and any of its directors or officers, and reviews them under a standard that the terms of any such transaction should be no less favorable to the Company than would be obtained from an unrelated party. The Finance/Audit Committee and the Board of Directors have not adopted specific procedures for such reviews and consider each transaction in light of the specific facts and circumstances presented.
Eric A. Mendelson’s son, David Mendelson, is employed by the Company and received total compensation of approximately $268,000 during fiscal 2022. During fiscal 2022, David Mendelson served as the Company's Director of Strategic Development. Eric A. Mendelson is a director and executive officer of the Company.
SHAREHOLDER PROPOSALS AND NOMINATIONS
Any shareholder who wishes to present a proposal for action at our next Annual Meeting of shareholders tentatively scheduled for March 15, 2024, or to nominate a director candidate for our Board of Directors, must submit such proposal or nomination in writing to our Corporate Secretary at HEICO Corporation, 3000 Taft Street, Hollywood, Florida 33021. The proposal or nomination should comply with the time period and information requirements as set forth in our By-laws relating to shareholder business or shareholder nominations, respectively. To be eligible to present a proposal or nomination at the 2024 Annual Meeting, such proposal or nomination must be properly submitted to us as set forth in our By-laws and not earlier than December 16, 2023 nor later than January 16, 2024. These requirements are separate from the SEC’s requirements that a stockholder must meet in order to have a proposal included in our proxy statement. Shareholders interested in submitting a proposal for inclusion in the Proxy Statement for the 2024 Annual Meeting of Shareholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by our Corporate Secretary at the herein above address no later than October 11, 2023. Additionally, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice by January 17, 2024 and do so by following the procedures prescribed in SEC Rule 14a-19.
COMMUNICATION WITH THE BOARD OF DIRECTORS
Any HEICO shareholder or other interested party who wishes to communicate with our Board of Directors, a committee of the Board, the non-management directors as a group, the presiding director or any individual member of the Board, may send correspondence to our Corporate Secretary at HEICO Corporation, 3000 Taft Street, Hollywood, Florida 33021. Our Corporate Secretary will compile and submit on a periodic basis all shareholder and other interested parties’ correspondence to the entire Board of Directors, or, if and as designated in the communication, to a committee of the Board, the non-management directors as a group, the presiding director or an individual Board member.
40	2023 PROXY STATEMENT

SHAREHOLDERS SHARING THE SAME ADDRESS
We have adopted a procedure called “householding” in accordance with rules approved by the Securities and Exchange Commission. Under this procedure, a single copy of the Notice of Internet Availability of Proxy Materials or proxy materials will be sent to any household at which two or more shareholders reside if they appear to be members of the same family, unless one of the shareholders at that address notifies us that they wish to receive individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. Householding will not affect dividend mailings in any way. This procedure reduces our printing costs and mailing fees.
Certain of our shareholders whose shares are held in street name and who have consented to householding will receive only one Notice or set of proxy materials per household. If you would like to receive a separate Notice or set of proxy materials in the future, or if your household is currently receiving multiple copies of the same items and you would like to receive only a single copy at your address in the future, please call us at (954) 987-4000 or write to our Corporate Secretary at HEICO Corporation, 3000 Taft Street, Hollywood, Florida 33021.
If you would like to receive a copy of our 2022 Annual Report on Form 10-K or this Proxy Statement, please call us at (954) 987-4000 or write to our Corporate Secretary at HEICO Corporation, 3000 Taft Street, Hollywood, Florida 33021, and we will send a copy to you without charge. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for the purpose of the Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials.
GENERAL AND OTHER MATTERS
Neither HEICO nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders. They have no present knowledge that any other matters will be presented to be acted on pursuant to your proxy. However, if any other matters properly come before the Annual Meeting, the persons whose names appear in the enclosed form of proxy will have the discretionary authority to vote the proxy in accordance with their judgment.
41

ANNEX A - Non-GAAP Financial Measure
(in thousands)
	Three Months Ended October 31,
EBITDA Calculation	2022	2021
Net income attributable to HEICO	$97,204	$86,062
Plus: Depreciation and amortization	25,807	24,203
Plus: Net income attributable to noncontrolling interests	12,969	7,294
Plus: Interest expense	3,205	1,037
Plus: Income tax expense	33,000	20,900
EBITDA	$172,185	$ 139,496
	Fiscal Year Ended October 31,
EBITDA Calculation	2022	2021
Net income attributable to HEICO	$351,675	$ 304,220
Plus: Depreciation and amortization	96,333	93,019
Plus: Net income attributable to noncontrolling interests	38,948	25,538
Plus: Interest expense	6,386	7,285
Plus: Income tax expense	100,400	57,300
EBITDA	$593,742	$ 487,362
Non-GAAP Financial Measure
To provide additional information about the Company's results, HEICO has discussed in this proxy statement its EBITDA (calculated as net income attributable to HEICO adjusted for depreciation and amortization expense, net income attributable to noncontrolling interests, interest expense and income tax expense) which is not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This non-GAAP measure is included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measure to monitor and evaluate the performance of its business and believes the presentation of this measure enhances an investor's ability to analyze trends in the Company’s business and to evaluate the Company’s performance relative to other companies in its industry. However, this non-GAAP measure has limitations and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.
This non-GAAP measure is not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This measure should only be used to evaluate the Company's results of operations in conjunction with its corresponding GAAP measure. Pursuant to the requirements of Regulation G of the Securities and Exchange Act of 1934, the Company has provided a reconciliation of this non-GAAP measure above.
A-1

HEICO Corporation
3000 Taft Street
Hollywood, FL 33021
www.heico.com

HEICO CORPORATION
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 17, 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder of HEICO CORPORATION hereby appoints Laurans A. Mendelson and Thomas S. Irwin, or either of them, the true and lawful attorney or attorneys and proxy or proxies of the undersigned with full power of substitution and revocation to each of them, to vote all the shares of stock which the undersigned would be entitled to vote, if there personally present, at the Annual Meeting of Shareholders of HEICO CORPORATION called to be held at the Hotel AKA Brickell, 1395 Brickell Avenue, Miami, Florida 33131 at 10:00 a.m. Eastern Daylight Time on March 17, 2023 (notice of such meeting has been received), and at any adjournments thereof, with all powers which the undersigned would possess if personally present. Without limiting the generality of the foregoing, said attorneys and proxies are authorized to vote as indicated below.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 17, 2023
The accompanying Proxy Statement and the 2022 Annual Report on Form 10-K are available at:
https://www.heico.com
If you plan to attend the Annual Meeting, you can obtain directions to the Hotel AKA Brickell from the hotel’s website at https://www.stayaka.com/hotel-aka-brickell
The Board of Directors of HEICO CORPORATION unanimously recommends a vote “FOR” each of the nominees for director, “FOR” the advisory vote on executive compensation, “FOR” the selection of “1 Year” as the frequency of holding future advisory votes on executive compensation and “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2023.
1.	ELECTION OF HEICO’S BOARD OF DIRECTORS FOR THE ENSUING YEAR
01 - Thomas M. Culligan	02 - Carol F. Fine	03 - Adolfo Henriques
04 - Mark H. Hildebrandt	05 - Eric A. Mendelson	06 - Laurans A. Mendelson
07 - Victor H. Mendelson	08 - Julie Neitzel	09 - Dr. Alan Schriesheim
10 - Frank J. Schwitter
☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

2.	ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION
☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
☐ 3 YEARS	☐ 2 YEARS	☐ 1 YEAR	☐ ABSTAIN
4.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2023
☐ FOR	☐ AGAINST	☐ ABSTAIN
(Continued and to be dated and signed on the reverse side)

5.	In their discretion, upon such other matters which may properly come before the meeting or any adjournments
THIS PROXY WILL BE VOTED AS DIRECTED, BUT WHERE NO DIRECTION IS GIVEN, IT WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 4, AND “1 YEAR” ON PROPOSAL 3.
PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING.
Dated:             , 2023
Signature
Signature, if held jointly
Note: Please sign exactly as your name or names appear hereon. If signing as executor, trustee, administrator, attorney or guardian, etc., please print your full title.